As filed with the Securities and Exchange Commission on April 3, 2012
Registration File No. 333-133153

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

POST-EFFECTIVE AMENDMENT NO. 8

ING USA ANNUITY AND LIFE INSURANCE COMPANY

IOWA

(State or other jurisdiction of incorporation or organization)

41-0991508

(I.R.S. Employer Identification Number)

ING
1475 Dunwoody Drive
West Chester, PA 19380-1478
(610) 425-3400

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Nicholas Morinigo, Esq.
ING
1475 Dunwoody Drive
West Chester, PA 19380-1478
(610) 425-3447

(Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:¨

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.þ

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the
Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.¨

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.¨

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.¨

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.¨

Large accelerated filer ¨	Accelerated Filer ¨
Non-accelerated filer þ (Do not check if a smaller reporting company)	Smaller reporting company ¨

PART I
INFORMATION REQUIRED IN PROSPECTUS

ING USA Annuity and Life Insurance Company
Deferred Modified Guaranteed Annuity Prospectus

ING SmartDesign Multi-Rate Index Annuity

April 30, 2012

This prospectus describes ING SmartDesign Multi-Rate Index Annuity, a group and individual deferred modified guaranteed annuity contract (the “Contract”) offered by ING USA Annuity and Life Insurance Company (“ING USA” the
“Company,” “we,” or “our”). The Contract is available in connection with certain retirement plans that qualify for special federal income tax treatment (“qualified Contracts”), as well as those that do not qualify for such treatment (“non-qualified
Contracts”). We currently do not offer this Contract for sale to new purchasers.

The Contract provides a means for you to allocate your single premium payment to one or more Accounts available under the Contract. Available Accounts include the:

·	Interest Account, which provides contract value based on the daily crediting of interest at a rate that yields an annual specified Guaranteed Interest Rate;

·	Term Indexed Account, which provides contract value based on the crediting at the end of the Term of an interest rate that reflects certain changes in a market index (“Index”) specified in the Contract (currently, The Standard and Poor’s 500 Composite Stock Price Index (the “S&P 500® ”)) during the Term; and

·	Annual Indexed Account, which provides contract value based on the annual crediting of an interest rate that reflects certain changes in an Index (currently, the S&P 500® ) during that contract year.

We generally offer several Terms for each Account. You may allocate your premium payment to more than one Account, but you must select the same Term across all Accounts. Your contract value will vary to reflect interest credited under the
Interest Account (on a daily basis) and the Annual Indexed Account (on an annual basis). Your contract value will not vary to reflect interest under the Term Indexed Account prior to the end of the Term. The interest earned on your money, as well as your principal, is guaranteed as long as you hold them until the expiration of the applicable Term. Contract values surrendered, withdrawn, or applied to an annuity option prior to that time are subject to a Market Value Adjustment, the operation of which may result in upward or downward adjustments in values, and may be subject to a surrender charge. You bear the risk that you may receive less than your principal if we take a Market Value Adjustment. You have the right to return a Contract within 10 days after you receive it for a refund of the adjusted contract value (which may be more or less than the premium payment you paid) or, if required by your state, the original amount of your premium payment. Longer free look periods apply in some states and in certain situations. Your free look rights depend on the laws of the state in which you purchase the Contract.

This prospectus provides information that you should know before investing and should be kept for future reference.

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense. An investment in this contract is not a bank deposit and is not insured or guaranteed by any bank or by the Federal Deposit Insurance Corporation or any other government agency.

We pay compensation to broker/dealers whose registered representatives sell the Contract. See “Other Contract
Provisions – Selling the Contract,” for further information about the amount of compensation we pay.

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INDEX OF SPECIAL TERMS
The following special terms are used throughout this prospectus. Refer to the page(s) listed for an explanation of each term:

Special Term	Page
Annual Indexed Account	8
Annuitant	11
Annuity Start Date	11
Cash Surrender Value	13
Contract Date	11
Contract Owner	11
Contract Value	13
Contract Year	11
Free Withdrawal Amount	18
Guaranteed Interest Rates	6
Index	Cover
Index Growth	8
Index Return	7
Interest Account	6
Market Value Adjustment	10
Minimum Guaranteed Account Value	8
Monthiversary	8
Participation Rates	7
Renewal Terms	6
Selecting a Term	5
Surrender Charge	17
Term Indexed Account	7

The following terms as used in this prospectus have the same or substituted meanings as the corresponding terms currently used in the Contract:

Term Used in This Prospectus	Corresponding Term Used in the Contract
Annuity Start Date	Annuity Commencement Date
Contract Owner	Owner or Certificate Owner
Contract Value	Accumulation Value
Free Look Period	Right to Examine Period
Withdrawals	Partial Withdrawals

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SUMMARY: CHARGES
Contract Owner Transaction Expenses*
Surrender Charge:
Complete Years Elapsed	0	1	2	3	4	5	6	7	8+
Since Start of Term
Surrender Charge	8%	7%	6%	5%	4%	3%	2%	1%	0%

* A Market Value Adjustment may apply to certain transactions. This may increase or decrease your contract value and/or your surrender amount. In addition, if you withdraw money from your Contract, die, or begin receiving annuity payments, we may deduct a premium tax charge of 0% to 3.5% to pay to your state.

SUMMARY: THE CONTRACT’S ACCOUNTS AND RISK FACTORS

The Contract provides a means for you to allocate premium payments and contract value to one or more Accounts available under the Contract. The available Accounts include the:

·	Interest Account, which provides contract value based on the daily crediting of interest at a rate that yields an annual specified Guaranteed Interest Rate – for more information, see “The Interest Account” beginning on page 7;

·	Term Indexed Account, which provides contract value based on the crediting at the end of the Term of an interest rate that reflects certain changes in an Index specified in the Contract (currently, the S&P 500®1 ) during the Term – for more information, see “The Term Indexed Account” beginning on page 8; and

·	Annual Indexed Account, which provides contract value based on the annual crediting of an interest rate that reflects certain changes in an Index (currently, the S&P 500® ) during that contract year – for more information, see “The
Annual Indexed Account” beginning on page 10.

Not all Accounts may be available in all States. Which account is right for you depends on your investment time horizon, need for liquidity and risk tolerance. The Contract and its accounts are not designed to be a short-term investment.

Liquidity Risk – An Interest Account allocation maintained for the duration of the applicable Term is guaranteed in full by the
Company. Indexed Account allocations maintained for the duration of the applicable Term are guaranteed not be to be less than the Minimum Guaranteed Account Value, which equals 90% of first contract year premium payments (contract value upon renewal), credited with an interest rate we declare (currently, 0%). However, withdrawals and surrenders from an
Account before the end of its Term are subject to a Market Value Adjustment, which may be positive or negative, and may be subject to a surrender charge. Because the Contract provides only limited liquidity during a Term through the free withdrawal provision, it is not suitable for short-term investment.

[1] The Contract is not sponsored, endorsed, sold, or promoted by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (S&P).
S&P makes no representation or warrant, express or implied, to the owners of the Contract or any member of the public regarding the advisability of investing in securities generally or in the Contract particularly or the ability of the S&P 500 Index to track general stock market performance. S&P’s only relationship to the Licensee is the licensing of certain trademarks and trade names of the S&P and of the S&P 500
Index which is determined, composed, and calculated by S&P without regard to the Licensee or the Contract. S&P has no obligation to take the needs of the Licensee or the owners of the Contract into consideration in determining, composing, or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the Contract or the timing of the issuance or sale of the Contract or in the determination or calculation of the equation by which the Contract is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing, or trading of the Contract.

S&P does not guarantee the accuracy and/or the completeness of the S&P Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to results to be obtained by licensee, owners of the Contract, or any other person or entity from the use of the S&P 500 Index or any data included therein.
S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

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Investment Risk for the Interest Account – The investment risk and return characteristics for the Interest Account are similar to those of a zero coupon bond or certificate of deposit; an Interest Account, if maintained until the end of its Term, provides a fixed rate of return over a stated period. Principal and credited interest are guaranteed by the Company and are available without surrender charge or Market Value Adjustment during the 30-day period prior to the end of each Term. If Interest
Account Value is withdrawn prematurely, or before the 30-day period, then the effect of the surrender charge and Market
Value Adjustment may result in a loss of principal.

Investment Risk for the Indexed Accounts – The investment risk and return characteristics for an Indexed Account are expected to fall in between those typical of fixed annuities and those typical of equity mutual funds or variable annuities. A fixed annuity guarantees principal, and provides for no participation in equity or other markets. A variable annuity does not guarantee principal, and provides for 100% participation in equity or other markets. Long-term returns under the Indexed
Accounts may be higher than those offered by a typical fixed annuity, but growth will be more volatile than under a fixed annuity as the Index fluctuates. The principal guarantee under the Contract may make an Indexed Account more suitable than direct equity investment for risk-averse Owners. However, expected long-term returns of Indexed Accounts will be lower than those for equity mutual funds or variable annuities. Furthermore, amounts withdrawn from an Indexed Account will not share in any
Index Returns for the current period (i.e., the Term for the Term Indexed Account and the current contract year for the Annual
Indexed Account).

Loss of Principal Risk – Withdrawals of Account Value outside of the 30-day period prior to the end of a Term that are in excess of the Contract’s free withdrawal amount may be subject to a surrender charge and Market Value Adjustment. A
Market Value Adjustment may be positive, negative or result in no change. Because amounts withdrawn from the Term
Indexed Account prior to the end of the Term and from the Annual Indexed Account prior to the end of a contract year do not participate in any Index Returns for that period, you should generally take withdrawals from the Interest Account. You bear the risk of loss that you may receive less than your principal after a surrender charge deduction and if we apply a Market Value
Adjustment.

Investments
Amounts applied to the Accounts will be allocated to a non-unitized separate account established under Iowa law. A non-
unitized separate account is a separate account in which the contract holder does not participate in the performance of the assets through unit values or any other interest. Contract holders do not receive a unit value of ownership of assets accounted for in this separate account. Interests under the Contract are registered under the Securities Act of 1933, but the Accounts are not registered under the Investment Company Act of 1940.

The risk of investment gain or loss with the assets maintained in the non-unitized separate account is borne entirely by the
Company. All Company obligations due to allocations to the non-unitized separate account are contractual guarantees of the
Company and are accounted for in the separate account. All of the general assets of the Company are available to meet its contractual guarantees. Income, gains and losses of the separate account are credited to or charged against the separate account without regard to other income, gains or losses of the Company.

As part of its overall investment strategy, the Company intends to maintain assets in the separate account that reflect its obligations to Contract Owners that have made allocations to the Interest Account and Indexed Accounts. Accordingly, it is
anticipated that assets relating to the Interest Account will likely consist of fixed income investments, and that assets relating to the Indexed Accounts will likely consist of fixed income investments, as well as call options or other hedging instruments that relate to movements in the Index.

We are not obligated to invest the assets attributable to the Contract according to any particular strategy, except as required by Iowa and other state insurance laws. Contract Owners do not participate in the investment performance of the assets of the separate account, and the Guaranteed Interest Rates, Index Returns, and any other benefits provided by the Company are not determined by the performance of the non-unitized separate account.

ING USA ANNUITY AND LIFE INSURANCE COMPANY

ING USA Annuity and Life Insurance Company (“ING USA”) is an Iowa stock life insurance company, which was originally incorporated in Minnesota on January 2, 1973. ING USA is a wholly owned subsidiary of Lion Connecticut Holdings Inc.
(“Lion Connecticut”), which in turn is a wholly owned subsidiary of ING Groep N.V. (“ING”), a global financial services holding company based in The Netherlands. ING USA is authorized to sell insurance and annuities in all states, except New

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York, and the District of Columbia. Although we are a subsidiary of ING, ING is not responsible for the obligations under the
Contract. The obligations under the Contract are solely the responsibility of ING USA Annuity and Life Insurance Company.

Directed Services LLC, the distributor of the Contracts is also a wholly owned indirect subsidiary of ING.

As part of a restructuring plan approved by the European Commission, ING has agreed to separate its banking and insurance businesses by 2013. ING intends to achieve this separation by divestment of its insurance and investment management operations, including the Company. ING has announced that it will explore all options for implementing the separation including initial public offerings, sales or combinations thereof. On November 10, 2010, ING announced that ING and its U.S.
insurance affiliates, including the Company, are preparing for a base case of an initial public offering (“IPO”) of the Company and its U.S.-based insurance and investment management affiliates.

Our principal office is located at 1475 Dunwoody Drive, West Chester, Pennsylvania 19380.

Regulatory Matters. As with many financial services companies, the Company and its affiliates periodically receive informal and formal requests for information from various state and federal governmental agencies and self-regulatory organizations in connection with examinations, inquiries, investigations and audits of the products and practices of the Company or the financial services industry. Some of these investigations and inquiries could result in regulatory action against the Company.
The potential outcome of such action is difficult to predict but could subject the Company or its affiliates to adverse consequences, including, but not limited to, settlement payments, penalties, fines, and other financial liability. The potential economic consequences cannot be predicted, but management does not believe that the outcome of any such action will have a material adverse effect on the Company’s financial position or result of operations.
It is the practice of the Company and its affiliates to cooperate fully in these matters.

Product Regulation. Our products are subject to a complex and extensive array of state and federal tax, securities and insurance laws, and regulations, which are administered and enforced by a number of governmental and self-regulatory authorities. Specifically, U.S. federal income tax law imposes requirements relating to nonqualified annuity product design, administration, and investments that are conditions for beneficial tax treatment of such products under the Internal Revenue
Code. (See “Federal Tax Considerations” for further discussion of some of these requirements.) Failure to administer certain nonqualified contract features (for example, contractual annuity start dates in nonqualified annuities) could affect such beneficial tax treatment. In addition, state and federal securities and insurance laws impose requirements relating to insurance and annuity product design, offering and distribution, and administration. Failure to meet any of these complex tax, securities, or insurance requirements could subject the Company to administrative penalties, unanticipated remediation, or other claims and costs.

FINANCIAL STATEMENTS

The audited financial statements of ING USA Annuity and Life Insurance Company are incorporated by reference into this prospectus.

THE ANNUITY CONTRACT

Purchase and Availability of the Contract
The Contract is designed for people seeking long-term tax-deferred accumulation of assets, generally for retirement or other long-term purposes. The tax-deferred feature is more attractive to people in high federal and state tax brackets. You should not buy this Contract: (i) if you are looking for a short-term investment; (ii) if you cannot risk getting back less money than you put in; or (iii) if your assets are in a plan which provides for tax-deferral and you see no other reason to purchase this Contract. When considering an investment in the Contract, you should consult with your investment professional about your financial goals, investment time horizon and risk tolerance.

Replacing an existing insurance contract with this Contract may not be beneficial to you. Before purchasing the
Contract, determine whether your existing contract will be subject to any fees or penalties upon surrender. Also, compare the fees, charges, coverage provisions and limitations, if any, of your existing contract with those of the
Contract described in this prospectus.

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We will issue a Contract only if both the annuitant and the contract owner are not older than age 80. The single premium payment must be $5,000 or more ($1,500 for qualified Contracts). Under certain circumstances, we may waive the minimum premium payment requirement. We may also change the minimum initial premium requirement for certain group or sponsored arrangements. Any premium payment that would cause the contract value to exceed $1,000,000 requires our prior approval.

IRAs and other qualified plans already have the tax-deferral feature found in this Contract. For an additional cost, the Contract provides other benefits including death benefits and the ability to receive a lifetime income. You should not purchase a qualified Contract unless you want these other features and benefits, taking into account their costs. See “Charges” in this prospectus.

Premium Payments
Although this is a single premium contract, in certain situations involving transfers and exchanges identified on the application, we may permit additional premium payments to be made in the first contract year. We will issue a new Contract, however, for any subsequent premium payments received more than 60 days after the contract date that are greater than the required minimum single premium payment.

Premium payments received in the first contract year will be treated the same as the initial payment for purposes of the ending date of the Term and duration of the surrender charge. The Market Value Adjustment, however, would vary based on the date the premium payment was received. For the Indexed Accounts, the starting Index values are based on the date the premium payment was received; ending Index value would be the same for all premium payments. The Minimum Guaranteed Account
Value is based on the date the premium payment was received.

Crediting of Premium Payment
We will process your premium payment within 2 business days after receipt, if the application and all information necessary for processing the Contract are complete. In certain states we also accept premium payments by wire order. Wire transmittals must be accompanied by sufficient electronically transmitted data. We may retain your premium payment for up to 5 business days while attempting to complete an incomplete application. If the application cannot be completed within this period, we will inform you of the reasons for the delay. We will also return the premium payment immediately unless you direct us to hold the premium payment until the application is completed.

If your premium payment was transmitted by wire order from your broker-dealer, we will follow one of the following two procedures after we receive and accept the wire order and investment instructions. The procedure we follow depends on state availability and the procedures of your broker-dealer.

(1)	If either your state or broker-dealer does not permit us to issue a Contract without an application, we reserve the right to rescind the Contract if we do not receive and accept a properly completed application or enrollment form within 5 days of the premium payment. If we do not receive the application or form within 5 days of the premium payment, we will refund the contract value plus any charges we deducted, and the Contract will be voided. Some states require that we return the premium paid, in which case we will comply.

(2)	If your state and broker-dealer allow us to issue a Contract without an application, we will issue and mail the Contract to you or your representative, together with an Application Acknowledgement Statement for your execution. Until our
Customer Service Center receives the executed Application Acknowledgement Statement, neither you nor the broker-
dealer may execute any financial transactions on your Contract unless they are requested in writing by you. We may require additional information before complying with your request (e.g., signature guarantee).

Allocation of Premium Payments
At issue, you determine the percentage of the single premium payment to be allocated to each Account. The amount allocated to each Account becomes the beginning Account Value for each Account.

Selecting a Term
For the Interest Account and the Term Indexed Account, a Term is the period of time that a rate of interest (whether fixed or indexed) is guaranteed to be credited to your contract value. Currently, Terms of five, seven and ten years are available. Each
Term ends on its maturity date, which is the last day of the last contract year in the Term. Please note that for the Annual
Indexed Account, the Term that you select determines the Participation Rate and Cap, each of which will reset each year at renewal rates, subject to a minimum guarantee.

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You may select the duration of your initial Term from among the durations offered by us. We may at any time decrease or increase the number of Terms offered. You must select the same Term for all Accounts to which you allocate premium payments.

Unless you elect to surrender your Contract, a subsequent Term will automatically begin at the end of a Term. We may not offer the same Terms for renewal as for initial periods. If offered at the time of your renewal, each subsequent Term will be of the same duration as the previous Term unless you elect in writing, on any day within the 30-day period prior to the end of the current Term, a Term of a different duration from among those offered by us at that time. Within 45 days prior to the end of a
Term, we will send you a notice of the Terms that are available, along with certain information about your Account Values.
Because Term Indexed Account Value does not participate in Index Returns if withdrawn or annuitized prior to the end of a
Term, you may only select the Interest Account or the Annual Indexed Account if you are less than 5 years from your annuity start date on a renewal date.

Transfers Among the Accounts
During a 30-day period prior to the end of each Term, you have the option of withdrawing some or all of the contract value without surrender charge or Market Value Adjustment. You may also elect to transfer contract value among the Accounts. We determine the beginning Account Value for the renewal Terms by adding and subtracting specified transfers from the ending
Account Value from the prior Term. If you do not make any transfers of Account Value, the beginning Account Value for the renewal Term will equal the ending Account Value from the prior Term.

THE INTEREST ACCOUNT

General
In the Interest Account, your premium payment (less withdrawals) will earn interest at the initial Guaranteed Interest Rate, which is an annual effective rate of interest guaranteed for the duration of the Term.

Your Interest Account Value is the sum of your premium payment or contract value allocated to the Interest Account and the interest credited as adjusted for any withdrawals (including any Market Value Adjustment or surrender charge applied to such withdrawal). Your Interest Account Value will be credited with the Guaranteed Interest Rate in effect for the Term you selected when we receive and accept your premium. We will credit interest daily at a rate that yields the quoted Guaranteed
Interest Rate. We may credit bonus interest in the first contract year.

Guaranteed Interest Rates
The Guaranteed Interest Rate to be credited to your contract value is guaranteed as long as you do not take your money out until the 30-day period prior to the end of the applicable Term. We do not have a specific formula for establishing the
Guaranteed Interest Rates for the different Terms. We determine Guaranteed Interest Rates at our sole discretion. To find out the current Guaranteed Interest Rate for a Term you are interested in, please contact our Customer Service Center or your registered representative. The determination may be influenced by the interest rates on fixed income investments in which we may invest the amounts we receive under the Contracts. You will have no direct or indirect interest in these investments. We will also consider other factors in determining the Guaranteed Interest Rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, amount or allocation of premium payments, general economic trends and competitive factors. We cannot predict the level of future interest rates. The Interest Account does not have a minimum
Guaranteed Interest Rate.

We may from time to time at our discretion offer interest rate specials for new premiums that are higher than the current base interest rate. Renewal rates for such rate specials will be based on the base interest rate and not on the special rates initially declared.

Renewal Terms
The Renewal Interest Rate for a Term will be the same as the initial Guaranteed Interest Rate for the same Term then available for a new Contract. The Interest Account Value at the beginning of any renewal Term will be equal to the Interest Account
Value at the end of the Term just ending. This value, less withdrawals made after the beginning of the subsequent Term, will earn interest compounded annually at the Renewal Interest Rate. If offered at the time of your renewal, each subsequent Term will be of the same duration as the previous Term unless you elect in writing, on any day within the 30-day period prior to the end of the current Term, a Term of a different duration from among those offered by us at that time.

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Withdrawals
During the accumulation phase, you may withdraw a portion of your contract value. If you do not specify otherwise, withdrawals will be taken first from the Interest Account, then from the Annual Indexed Account, and finally from the Term
Indexed Account. Unless made during the 30-day period prior to the end of the Term, a withdrawal may be subject to a Market
Value Adjustment and, in some cases, a surrender charge (see “Charges”). Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax.

Interest Account Cash Surrender Value
At any time, the Interest Account Cash Surrender Value equals the Interest Account Value, plus/minus the Market Value
Adjustment, less any applicable surrender charges.

THE TERM INDEXED ACCOUNT

General
In the Term Indexed Account, your premium payment (less withdrawals) will earn interest credited as a percentage of the growth, if any, in the S&P 500® Index (the “Index Return”). The S&P 500® Index can, of course, increase or decrease daily;
however, the Term Indexed Account Value will remain constant during a Term. Index Return (if any) is determined and credited to the Term Indexed Account Value at the end of the Term. The Index Return equals the Index Growth of the S&P
500® over the Term multiplied by a Participation Rate. If you surrender, withdraw, or annuitize your investment before the end of the Term, the amounts withdrawn or paid will not participate in any Index Returns. Death benefit proceeds, however, will participate in Index Returns up to the most recent contract anniversary. (See “Death Benefit” for additional information.) We guarantee a Minimum Guaranteed Account Value at maturity of the Term Indexed Account.

Term Indexed Account Values are not determined by, and do not reflect, the investment performance of the separate account, and do not correspond directly to increases or decreases in the Index.

Participation Rates
Participation Rates vary depending on the duration of the Term. Participation Rates for the initial Term depend upon rates in effect as of the date the premium was received. The Participation Rate is guaranteed for the duration of the Term. At the end of the Term, you may renew for another Term. There is no minimum Participation Rate; however, we guarantee a Minimum
Guaranteed Account Value at maturity of the Term Indexed Account. See “Minimum Guaranteed Account Value” below. The
Term Indexed Account is also not subject to a stated maximum return (or cap), unlike the Annual Indexed Account.
Participation Rates for renewal Terms may be different, but Participation Rates for renewal Terms will be the same as the
Participation Rates in effect for the same Terms then available on new Contracts as of the renewal date.

Index Return
At the end of the Term, we determine the Index Return, which is the amount we will credit on your Account Value. The Index
Return equals one plus the Index Growth at the end of the Term multiplied by the applicable Participation Rate. Prior to the end of each Term, the Term Indexed Account Value equals the beginning Term Indexed Account Value less gross withdrawals.
At the end of each Term, the Term Indexed Account Value equals the greater of: (a) beginning Term Indexed Account Value less gross withdrawals multiplied by the Index Return, or (b) the Guaranteed Minimum Account Value. In the initial Term,
Index Returns are calculated individually for each premium payment received.

As an example, assume that the Index Growth over a 5-year Term is 75% and the Participation Rate is 80%. The amount credited at the end of the Term would be 75% times 80%, or 60% of the beginning Term Indexed Account Value less gross withdrawals (withdrawals plus applicable surrender charges and MVA’s).

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Index Growth
Index Growth is calculated over the duration of the Term as:

Greater of:	0	or	(	EOP-BOP	)
BOP

Where:

BOP =	S&P 500® Index value at the beginning of the Term (based on Index value as of date premium is received for initial Terms, or the renewal date for renewal Terms);

EOP =	S&P 500® Index value at the end of the Term, calculated as an average of 12 monthly S&P 500® Index values on each monthiversary in the final contract year of the Term.

One-month anniversary (“monthiversary”) dates fall on the same date each month as the contract date. If there is no corresponding date in the month, the monthiversary date will be the last date of such month. If the monthiversary date falls on a weekend or holiday, we will use the Index value as of the subsequent business day. In the initial Term, each premium payment will have its own BOP Index value corresponding to the date the premium payment was received, and a common EOP value. In renewal Terms, the BOP and EOP Index values will be the same for all contract value allocated.

For examples that illustrate how the Term Indexed Account works, see Appendix A.

Minimum Guaranteed Account Value
We guarantee that the Term Indexed Account Value at the end of a Term will not be less than the Minimum Guaranteed Account
Value. For the first Term, the Minimum Guaranteed Account Value equals 90% of the first contract year premium payments with interest at a rate we declare (currently, 0%), less net withdrawals. In renewal Terms, the Minimum Guaranteed Account
Value equals 90% of Account Value at the end of the prior Term with interest at a rate we declare (currently, 0%), net of transfers, less net withdrawals.

Renewal Terms
The Term Indexed Account Value at the beginning of any renewal Term will be equal to the Term Indexed Account Value at the end of the Term just ending net of transfers. This value, less withdrawals made after the beginning of the subsequent Term, will earn the Index Return determined at the end of the renewal Term. If you are fewer than 5 years from your annuity start date at renewal, you may not select the Term Indexed Account.

Withdrawals
During the accumulation phase, you may withdraw a portion of your contract value. If you do not specify otherwise, withdrawals will be taken first from the Interest Account, then from the Annual Indexed Account, and finally from the Term
Indexed Account. Unless made during the 30-day period prior to the end of the Term, a withdrawal may be subject to a Market
Value Adjustment and, in some cases, a surrender charge (see “Charges”). In addition, amounts withdrawn from the Term
Indexed Account prior to the end of the Term do not participate in any Index Returns. Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax.

Term Indexed Account Cash Surrender Value
At any time, the Term Indexed Account Cash Surrender Value equals the greater of:

(a)	Term Indexed Account Value, plus/minus the Market Value Adjustment, less surrender charges; and
(b)	Minimum Guaranteed Account Value, plus/minus the Market Value Adjustment.

THE ANNUAL INDEXED ACCOUNT

General
In the Annual Indexed Account, your premium payment (less withdrawals) will earn annual interest credited as a percentage of the growth, if any, in the S&P 500® Index (the “Index Return”). The S&P 500® Index can, of course, increase or decrease daily; however, the Annual Indexed Account Value will remain constant during a contract year. Index Return (if any) is determined and credited to the Annual Indexed Account Value at the end of each contract year throughout the Term. Annual

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Index Returns equal the Index Growth of the S&P 500® at the end of the contract year multiplied by a Participation Rate, subject to a stated maximum return (the “Cap”). If you surrender, withdraw, or annuitize your investment or die before the end of the contract year, the amounts withdrawn or paid will not participate in any Index Returns for the contract year in which the withdrawal or death occurs. We guarantee a Minimum Guaranteed Account Value for the Annual Indexed Account at the end
of the Term.

Annual Indexed Account Values are not determined by, and do not reflect, the investment performance of the separate account, and do not correspond directly to increases or decreases in the Index.

Participation Rates and Caps
Participation Rates and Caps vary depending on the duration of the Term. Participation Rates and Caps for the initial Term depend upon rates in effect as of the date the premium was received. Participation Rates and Caps also vary throughout the
Term, reset each year at rates that may be different from rates for initial Terms on new Contracts. However, we guarantee that the Participation Rate will never be less than 50%, and the Cap will never be less than 8%. Participation Rates and Caps for renewal Terms are the same as the Participation Rates and Caps in effect for the same Terms then available on new Contracts as of the renewal date.

Index Return
At the end of each contract year, we determine the Index Return, which is the amount we will credit on your Account Value.
The Index Return equals one plus the lesser of the Index Growth at the end of the contract year multiplied by the applicable
Participation Rate or the stated Cap. Prior to the end of each contract year, the Annual Indexed Account Value equals the
Annual Indexed Account Value at the beginning of the contract year less gross withdrawals. At the end of each contract year, the Annual Indexed Account Value equals the Annual Indexed Account Value at the beginning of the contract year, less gross withdrawals, multiplied by the Index Return. At the end of the Term, if the Guaranteed Minimum Account Value is greater than the Annual Indexed Account Value, then your Annual Indexed Account Value will be reset to equal the Guaranteed
Minimum Account Value. In the first contract year, Index Returns are calculated individually for each premium payment received.

As an example, assume that the current Participation Rate for the Term is 75%, the current year’s Index Return is 15%, and the applicable Cap is 10%. The amount credited at the end of the year would be 10% of the Annual Indexed Account Value at the beginning of the year, which is the lesser of the Index Return multiplied by the Participation Rate (15% * 75% = 11.25%) and
the Cap of 10%.

Index Growth
Index Growth is calculated on an annual basis as:

Greater of:	0	or	(	EOP-BOP	)
				BOP

Where:

BOP =	S&P 500® Index value at the beginning of the Term (based on Index value as of the date a premium payment is received in the first contract year for the initial Term, and the contract anniversary for all other contract years and renewal Terms);

EOP =	S&P 500® Index value at the end of each contract year, calculated as an average of 12 monthly S&P
500® Index values on each monthiversary in the contract year.

One-month anniversary dates (“monthiversary”) fall on the same date each month as the contract date. If there is no corresponding date in the month, the monthiversary date will be the last date of such month. If the monthiversary date falls on a weekend or holiday, we will use the Index value as of the subsequent business day. In the first contract year of the initial
Term, each premium will have its own BOP Index value corresponding to the date the premium payment was received, and a common EOP value. In subsequent years and renewal Terms, the BOP and EOP Index values will be the same for all contract value allocated.

For examples that illustrate how the Annual Indexed Account works, see Appendix B.

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Minimum Guaranteed Account Value
We guarantee that the Annual Indexed Account Value at the end of a Term will not be less than the Minimum Guaranteed
Account Value. For the first Term, the Minimum Guaranteed Account Value equals 90% of the first contract year premium payments with interest at a rate we declare (currently, 0%), less net withdrawals. In renewal Terms, the Minimum Guaranteed
Account Value equals 90% of Account Value at the end of the prior Term with interest at a rate we declare (currently, 0%), net of transfers, less net withdrawals.

Renewal Terms
The Annual Indexed Account Value at the beginning of any renewal Term will be equal to the Annual Indexed Account Value at the end of the Term just ending net of transfers. This value, less withdrawals made after the beginning of the subsequent
Term, will earn the Index Return determined at the end of the first contract year of the renewal term.

Withdrawals
During the accumulation phase, you may withdraw a portion of your contract value. If you do not specify otherwise, withdrawals will be taken first from the Interest Account, then from the Annual Indexed Account, and finally from the Term
Indexed Account. Unless made during the 30-day period prior to the end of the Term, a withdrawal may be subject to a Market
Value Adjustment and, in some cases, a surrender charge (see “Charges”). In addition, amounts withdrawn from the Annual
Indexed Account prior to the end of a contract year do not participate in any Index Returns for that contract year. Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax.

Annual Indexed Account Cash Surrender Value
At any time, the Annual Indexed Account Cash Surrender Value equals the greater of the:

(a)	Annual Indexed Account Value, plus/minus the Market Value Adjustment, less surrender charges; and
(b)	Minimum Guaranteed Account Value, plus/minus the Market Value Adjustment.

MARKET VALUE ADJUSTMENT

A Market Value Adjustment may decrease, increase, or have no effect on your contract value. We will apply a Market Value
Adjustment to amounts in excess of the free withdrawal amount:

  whenever you withdraw money (unless made within the 30-day period prior to the end of the applicable Term), and on the annuity start date if a Guaranteed Period does not end on or within 30 days of the annuity start date.

We do not apply a Market Value Adjustment on death benefit proceeds. The Market Value Adjustment resets at the start of each Term. The Market Value Adjustment will be applied before the deduction of any applicable surrender charges or premium tax charges.

We determine the Market Value Adjustment by multiplying the amount you withdraw or apply to an income plan by the following factor:

	(1+I	. )N/365	-1*
1+J+.0050
where:
“I” is the MVA Rate (as defined below), determined at the time the premium payment is received for the initial Term, and the beginning of the Term for renewal Terms;

“J” is the MVA Rate, determined at the time of surrender or withdrawal for a security with time to maturity equal to the number of years (fractional years rounded up to the next full year) remaining in the Term from the date of surrender or withdrawal; and

“N” is the number of days from the date of surrender or withdrawal to the end of the current Term.

* For Contracts issued in Florida, the factor is [(1+I)/(1+J+.0025)]N/365 -1.

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The MVA Rate is the average of the Ask Yields for U.S. Treasury Strips as quoted by a national quoting service for a period equal to an applicable Term. The average currently is based on the period starting from the 22nd day of the calendar month two months prior to the month of the MVA Rate determination and ending the 21st day of the calendar month immediately before the month of determination. We currently calculate the MVA Rate once each calendar month but have the right to calculate it more frequently. The MVA Rate will always be based on a period of at least 28 days. If the Ask Yields are no longer available, we will determine the MVA Rate by using a suitable and approved, if required, replacement method.

A Market Value Adjustment may be positive, negative, or result in no change. You bear the risk that you may receive less than your principal if we apply a Market Value Adjustment. In general, if interest rates are rising, you bear the risk that any Market
Value Adjustment will likely be negative and reduce your contract value. On the other hand, if interest rates are falling, it is more likely that you will receive a positive Market Value Adjustment that increases your contract value. In the event of a full surrender or annuitization, we will add or subtract any Market Value Adjustment from the amount surrendered or annuitized.
In the event of a partial withdrawal or annuitization, we will add or subtract any Market Value Adjustment from the remaining contract value in order to provide the amount requested. If a negative Market Value Adjustment exceeds your contract value, we will consider your request to be a full surrender or annuitization.

For examples that illustrate how the Market Value Adjustment works, see Appendix C.

CONTRACT PROVISIONS

Contract Date and Contract Year
The date the Contract became effective is the contract date. Each 12-month period following the contract date is a contract year.

Annuity Start Date
The annuity start date is the date you start receiving annuity payments under your Contract. The Contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase. The accumulation phase is the period between the contract date and the annuity start date. The income phase begins when you start receiving regular annuity payments from your Contract on the annuity start date.

Contract Owner
You are the contract owner. You are also the annuitant unless another annuitant is named in the application. You have the rights and options described in the Contract. One or more persons may own the Contract.

The death benefit becomes payable when you die. In the case of a sole contract owner who dies before the income phase begins, we will pay the beneficiary the death benefit then due. The sole contract owner’s estate will be the beneficiary if no beneficiary has been designated or the beneficiary has predeceased the contract owner. In the case of a joint owner of the
Contract dying before the income phase begins, we will designate the surviving contract owner as the beneficiary. This will override any previous beneficiary designation.

Joint Owners
For non-qualified Contracts only, joint owners may be named in a written request before the Contract is in effect. Joint owners may independently exercise transfers and other transactions allowed under the Contract. All other rights of ownership must be exercised by both owners. Joint owners own equal shares of any benefits accruing or payments made to them. All rights of a joint owner end at death of that owner if the other joint owner survives. The entire interest of the deceased joint owner in the
Contract will pass to the surviving joint owner.

Annuitant
The annuitant is the person designated by you to be the measuring life in determining annuity payments. The annuitant’s age determines when the income phase must begin and the amount of the annuity payments to be paid. You are the annuitant unless you choose to name another person. The annuitant may not be changed after the Contract is in effect.

The contract owner will receive the annuity benefits of the Contract if the annuitant is living on the annuity start date. If the annuitant dies before the annuity start date, and a contingent annuitant has been named, the contingent annuitant becomes the annuitant (unless the contract owner is not an individual, in which case the death benefit becomes payable).

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If there is no contingent annuitant when the annuitant dies before the annuity start date, the contract owner will become the annuitant. In the event of joint owners, the youngest will be the contingent annuitant. The contract owner may designate a new annuitant within 60 days of the death of the annuitant.

If there is no contingent annuitant when the annuitant dies before the annuity start date and the contract owner is not an individual, we will pay the designated beneficiary the death benefit then due. If a beneficiary has not been designated, or if there is no designated beneficiary living, the contract owner will be the beneficiary. If the annuitant was the sole contract owner and there is no beneficiary designation, the annuitant’s estate will be the beneficiary.

Regardless of whether a death benefit is payable, if the annuitant dies and any contract owner is not an individual, distribution rules under federal tax law will apply. You should consult your tax advisor for more information if the contract owner is not an individual.

Beneficiary
The beneficiary is named by you in a written request. The beneficiary is the person who receives any death benefit proceeds.
The beneficiary may become the successor contract owner if the contract owner who is a spouse dies before the annuity start date. We pay death benefits to the primary beneficiary (unless there are joint owners, in which case death proceeds are payable to the surviving owner(s)).

If the beneficiary dies before the annuitant or the contract owner, the death benefit proceeds are paid to the contingent beneficiary, if any. If there is no surviving beneficiary, we pay the death benefit proceeds to the contract owner’s estate.

One or more persons may be a beneficiary or contingent beneficiary. In the case of more than one beneficiary, we will assume any death benefit proceeds are to be paid in equal shares to the surviving beneficiaries unless you indicate otherwise in writing.

Change of Contract Owner or Beneficiary
During the annuitant’s lifetime, you may transfer ownership of a non-qualified Contract. You may also change the beneficiary.
All requests for changes must be in writing and submitted to our Customer Service Center in good order. Please date your requests. The change will be effective as of the day we receive the request. The change will not affect any payment made or action taken by us before recording the change.

A change of owners may have tax consequences.

You have the right to change beneficiaries during the annuitant’s lifetime unless you have designated an irrevocable beneficiary. You may also restrict a beneficiary’s right to elect an annuity option or receive a lump sum payment. If so, such rights or options will not be available to the beneficiary. In the event of a death claim, we will honor the form of payment of the death benefit specified by the beneficiary to the extent permitted under Section 72(s) of the Internal Revenue Code of 1986, as amended (the “Tax Code”). When an irrevocable beneficiary has been designated, you and the irrevocable beneficiary may have to act together to exercise some of the rights and options under the Contract. In the event of joint owners, all must agree to change a beneficiary.

Anti-Money Laundering
In order to protect against the possible misuse of our products in money laundering or terrorist financing, we have adopted an anti-money laundering program satisfying the requirements of the USA PATRIOT Act and other current anti-money laundering laws. Among other things, this program requires us, our agents and customers to comply with certain procedures and standards that serve to assure that our customers’ identities are properly verified and that premiums and loan repayments are not derived from improper sources.

Under our anti-money laundering program, we may require policy owners, insured persons and/or beneficiaries to provide sufficient evidence of identification, and we reserve the right to verify any information provided to us by accessing information databases maintained internally or by outside firms.

We may also refuse to accept certain forms of premium payments or loan repayments (traveler’s cheques, cashier's checks, bank drafts, bank checks and treasurer's checks, for example) or restrict the amount of certain forms of premium payments or loan repayments (money orders totaling more than $5,000.00, for example). In addition, we may require information as to why a particular form of payment was used (third party checks, for example) and the source of the funds of such payment in order to determine whether or not we will accept it. Use of an unacceptable form of payment may result in us returning the payment and not issuing the Contract.

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Applicable laws designed to prevent terrorist financing and money laundering might, in certain circumstances, require us to block certain transactions until authorization is received from the appropriate regulator. We may also be required to provide additional information about you and your policy to government regulators.

Our anti-money laundering program is subject to change without notice to take account of changes in applicable laws or regulations and our ongoing assessment of our exposure to illegal activity.

Administrative Procedures
We may accept a request for Contract service in writing, by telephone, or other approved electronic means, subject to our administrative procedures, which vary depending on the type of service requested and may include proper completion of certain forms, providing appropriate identifying information, and/or other administrative requirements. Please be advised that the risk of a fraudulent transaction is increased with telephonic or electronic instructions (for example, a facsimile withdrawal request form), even if appropriate identifying information is provided.

Contract Value
We determine your contract value on a daily basis beginning on the contract date. Your contract value is the sum of the
Account Values. If you surrender your Contract during the 30-day period prior to the end of the Term, you will receive the contract value.

Cash Surrender Value
The cash surrender value is the amount you receive when you surrender the Contract, other than during the 30-day period prior to the end of a Term. The cash surrender value will fluctuate daily based on the interest credited to the contract value and any
Market Value Adjustment. The cash surrender value equals the sum of the Interest Account Cash Surrender Value, the Term
Indexed Account Cash Surrender Value, and the Annual Indexed Account Cash Surrender Value. We do not guarantee any minimum cash surrender value. Any charge for premium taxes will be deducted from cash surrender value.

Surrendering to Receive the Cash Surrender Value
You may surrender the Contract at any time while the annuitant is living and before the annuity start date. A surrender will be effective on the date your written request and the Contract are received at our Customer Service Center. We will determine and pay the cash surrender value after receipt of all paperwork required in order for us to process your surrender. Once paid, all benefits under the Contract will be terminated. You may receive the cash surrender value in a single sum payment or apply it under one or more annuity options. We will usually pay the cash surrender value within 7 days.

Consult your tax advisor regarding the tax consequences associated with surrendering your Contract. A surrender made before you reach age 59½ may result in a 10% tax penalty. See “Federal Tax Considerations” for more details.

Other Important Provisions
See “Withdrawals,” “Death Benefit,” “Charges,” “The Annuity Options” and “Other Contract Provisions” in this prospectus for information on other important provisions in your Contract.

WITHDRAWALS

Any time during the accumulation phase and before the death of the owner, you may withdraw all or part of your money. Keep in mind that the minimum withdrawal is $100, and your contract value after the withdrawal must equal or exceed $1,000 or we will treat the withdrawal request as a request to surrender the Contract. We deduct a surrender charge and impose a Market
Value Adjustment if you surrender your Contract or withdraw an amount exceeding the free withdrawal amount. No surrender charge or Market Value Adjustment applies to withdrawals taken within the 30-day period prior to the end of a Term.

You may specify from which Account you want a withdrawal to be deducted. Because amounts withdrawn from the Term
Indexed Account prior to the end of the Term and from the Annual Indexed Account prior to the end of a contract year do not participate in any Index Returns for that period, you should generally take withdrawals from the Interest Account.
Accordingly, unless you instruct us otherwise, we will take withdrawals first from the Interest Account, then from the Annual
Indexed Account, and finally from the Term Indexed Account, to the extent possible.

In the first contract year, the free withdrawal amount is limited to systematic interest withdrawals from the Interest Account.
After the first contract year, the free withdrawal amount equals 10% of your contract value as of the close of business on the day we receive the withdrawal request at our Customer Service Center. For example, if the Account Value for each Account

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was $10,000 and the total contract value was $30,000 as if the close of business on the day we receive the withdrawal request at our Customer Service Center, then the free withdrawal amount for the contract year would be $3,000 (10% of $30,000), all of which would be deducted from the Interest Account unless otherwise instructed. If required minimum distributions on qualified Contracts are greater than the free withdrawal amount, we will waive any applicable surrender charges, but will apply a Market Value Adjustment.

If more than the free withdrawal amount is withdrawn, a surrender charge and Market Value Adjustment, if applicable, will be applied to the amount in excess of the free withdrawal amount. The surrender charge varies by the length of the Term selected, beginning with 8% during contract year 1 and reducing by 1% per contract year to the end of the Term. No surrender charge is imposed upon a surrender made during the 30-day period prior to the end of a Term. The surrender charge period resets at the beginning of each Term. It is charged against the contract value and is based on the amount of the withdrawal.

We will apply a Market Value Adjustment to any withdrawal in excess of the free withdrawal amount taken prior to the 30-day period prior to the end of a Term. We will determine the contract value as of the close of business on the day we receive your withdrawal request at our Customer Service Center. The contract value may be more or less than the premium payment made.
Definitive guidance on the proper federal tax treatment of the Market Value Adjustment has not been issued. You may want to discuss the potential tax consequences of a Market Value Adjustment with your tax adviser.

Upon surrender, surrender charges and a Market Value Adjustment will be applied retroactively with respect to any free withdrawal amount previously withdrawn within the same contract year as the surrender.

We offer the following withdrawal options:

Regular Withdrawals
After the free look period, you may make regular withdrawals. Each withdrawal must be a minimum of $100. We will apply a surrender charge and Market Value Adjustment to any regular withdrawal in excess of the free withdrawal amount that is taken prior to the 30-day period prior to the end of a Term. Unless otherwise instructed, we will take all withdrawals from the
Interest Account until exhausted.

Systematic Withdrawals
You may choose to receive automatic systematic withdrawal payments. Systematic withdrawals are limited to interest earnings in the Interest Account during the prior month, quarter, or year, depending on the frequency you chose. Systematic withdrawals are not subject to a Market Value Adjustment, unless you have added the Fixed Dollar Systematic Withdrawal
Feature discussed below and the payments exceed the free withdrawal amount. Systematic withdrawals under the Fixed Dollar
Systematic Withdrawal Feature are available only in connection with Section 72(q) or 72(t) of the Tax Code.

Systematic withdrawals may be taken monthly, quarterly, or annually. You decide when you would like systematic payments to start as long as they start at least 28 days after your contract date. You also select the date on which the systematic withdrawals will be made, but this date cannot be later than the 28th day of the month. If you have elected to receive systematic withdrawals but have not chosen a date, we will make the withdrawals on the same calendar day of each month as your contract date. If your contract date is after the 28th day of the month, your systematic withdrawal will be made on the first day of each month.

Each systematic withdrawal amount must be a minimum of $100. The amount of your systematic withdrawal can either be (1)
a fixed dollar amount, or (2) an amount based on a percentage of the interest earned and not previously withdrawn or contract value, but in either case is limited to : (a) during the first contract year, interest earnings in the Interest Account; (b) after the first contract year, up to 10% of your contract value as of the close of business on the day the withdrawal is processed at our
Customer Service Center. If your systematic withdrawal is a fixed dollar amount and the amount to be withdrawn would exceed the applicable free withdrawal amount on any withdrawal date, we will automatically reduce the amount withdrawn so that it equals such free withdrawal amount. Thus, your fixed dollar systematic withdrawals will never exceed the free withdrawal amount. If you want fixed dollar systematic withdrawals to exceed the free withdrawal amount and are willing to incur associated surrender charges, consider the Fixed Dollar Systematic Withdrawal Feature which you may add to your regular systematic withdrawal program.

You may change the amount or percentage of your systematic withdrawal once each contract year or cancel this option at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date.
The systematic withdrawal option may commence in a contract year where a regular withdrawal has been taken but you may not change the amount or percentage of your withdrawals in any contract year during which you have previously taken a regular withdrawal. You may not elect the systematic withdrawal option if you are taking IRA withdrawals.

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Fixed Dollar Systematic Withdrawal Feature
You may add the Fixed Dollar Systematic Withdrawal Feature to your regular fixed dollar systematic withdrawal program.
This feature allows you to receive a systematic withdrawal in a fixed dollar amount regardless of any surrender charges or
Market Value Adjustments. Systematic withdrawals under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) or 72(t) of the Tax Code. You choose the amount of the fixed dollar systematic withdrawals.
We will take fixed dollar systematic withdrawals first from the Interest Account, unless otherwise instructed.

We will assess a surrender charge and Market Value Adjustment on the withdrawal date if the withdrawal exceeds the free withdrawal amount on the withdrawal date. We will apply the surrender charge and any Market Value Adjustment directly to your contract value (rather than to the systematic withdrawal) so that the amount of each systematic withdrawal remains fixed.

Fixed dollar systematic withdrawals which are intended to satisfy the requirements of Section 72(q) or 72(t) of the Tax Code may exceed the free withdrawal amount. Such withdrawals are subject to surrender charges and Market Value Adjustment when they exceed the applicable free withdrawal amount.

IRA Withdrawals
If you have a non-Roth IRA Contract and will be at least age 70½ during the current calendar year, you may elect to have distributions made to you to satisfy requirements imposed by Federal tax law. IRA withdrawals provide payout of amounts required to be distributed by the Internal Revenue Service rules governing mandatory distributions under qualified plans. We will send you a notice before your distributions commence. You may elect to take IRA withdrawals at that time, or at a later date. You may not elect IRA withdrawals and participate in systematic withdrawals at the same time. If you do not elect to take IRA withdrawals, and distributions are required by Federal tax law, distributions adequate to satisfy the requirements imposed by Federal tax law may be made. Thus, if you are participating in systematic withdrawals, distributions under that option must be adequate to satisfy the mandatory distribution rules imposed by federal tax law.

You may choose to receive IRA withdrawals on a monthly, quarterly or annual basis. Under this option, you may elect payments to start as early as 28 days after the contract date. You select the day of the month when the withdrawals will be made, but it cannot be later than the 28th day of the month. If no date is selected, we will make the withdrawals on the same calendar day of the month as the contract date.

You may request that we calculate for you the amount that is required to be withdrawn from your Contract each year based on the information you give us and various choices you make. For information regarding the calculation and choices you have to make, see the Statement of Additional Information. Or, we will accept your written instructions regarding the calculated amount required to be withdrawn from your Contract each year. We will make these withdrawals first from the Interest
Account, then from the Annual Indexed Account, and finally from the Term Indexed Account unless otherwise instructed. The minimum dollar amount you can withdraw is $100. When we determine the required IRA withdrawal amount for a taxable year based on the frequency you select, if that amount is less than $100, we will pay $100. At any time where the IRA withdrawal amount is greater than the contract value, we will cancel the Contract and send you the amount of the cash surrender value.

You may change the payment frequency of your IRA withdrawals once each contract year or cancel this option at any time by sending us satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date.

An IRA withdrawal in excess of the amount allowed under systematic withdrawals will be subject to a Market Value
Adjustment.

Consult your tax adviser regarding the tax consequences associated with taking withdrawals. You are responsible for determining that withdrawals comply with applicable law. A withdrawal made before the taxpayer reaches age 59½ may result in a 10% penalty tax. See “Federal Tax Considerations” for more details.

DEATH BENEFIT

Death Benefit during the Accumulation Phase
During the accumulation phase, a death benefit is payable when either the contract owner or the first of joint owners dies (or the annuitant dies when a contract owner is not an individual). Assuming you are the contract owner, your beneficiary will receive a death benefit unless the beneficiary is your surviving spouse and elects to continue the Contract. The death benefit

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value is calculated at the close of the business day on which we receive written notice and due proof of death, as well as any required paperwork, at our Customer Service Center (“claim date”). The death benefit is equal to the sum of the following:

·	Interest Account Value on the date of death, plus
·	Annual Indexed Account Value on the date of death, plus
·	Greater of (a) Minimum Guaranteed Account Value for the Term Indexed Account and (b) Term Indexed Account
Value at the beginning of the Term, less withdrawals, multiplied by the Index Return calculated using S&P Index value as of the prior contract anniversary as the end of period value (without any averaging).

Proceeds could be reduced by a charge for premium taxes owed. Neither Indexed Account participates in any Index Returns for the current period (i.e. Term for Term Indexed Account and current contract year for Annual Indexed Account).

If your beneficiary elects to delay receipt of the death benefit until a date after the time of death, the amount of the benefit payable in the future may be affected. The death benefit value will not continue to accrue at the guaranteed interest period rate, but will be credited with the rate being offered under new contracts at such time. Please note if you elect a guarantee period of more than five years, the distribution may be subject to a Market Value Adjustment. The proceeds may be received in a single sum or applied to any of the annuity options, or, if available, paid over the beneficiary’s lifetime. A beneficiary’s right to elect an income phase payment may have been restricted by the contract owner. If so, such rights or options will not be available to the beneficiary.

If we do not receive a request to apply the death benefit proceeds to an annuity option, we will make a single sum distribution.
Unless you elect otherwise, the distribution will generally be made into an interest bearing account, backed by our general account. This account is not FDIC insured and can be accessed by the beneficiary through a draftbook feature. The beneficiary may access death benefit proceeds at any time without penalty. We will generally distribute death benefit proceeds within 7 days after our Customer Service Center has received sufficient information to make the payment. For information on required distributions under federal income tax laws, you should see “Required Distributions Upon Contract Owner’s Death.”
At the time of death benefit election, the beneficiary may elect to receive the death benefit proceeds directly by check rather than through the draftbook feature of the interest bearing account by notifying the Customer Service Center.

Death Benefit During the Income Phase
If any contract owner or the annuitant dies after the annuity start date, we will pay the beneficiary any certain benefit remaining under the annuity in effect at the time.

Required Distributions Upon Contract Owner’s Death
We will not allow any payment of benefits provided under a non-qualified Contract which does not satisfy the requirements of
Section 72(s) of the Tax Code.

If any owner of a non-qualified contract dies before the annuity start date, the death benefit payable to the beneficiary will be distributed as follows: (a) the death benefit must be completely distributed within 5 years of the contract owner’s date of death; or (b) the beneficiary may elect, within the 1-year period after the contract owner’s date of death, to receive the death benefit in the form of an annuity from us, provided that (i) such annuity is distributed in substantially equal installments over the life of such beneficiary or over a period not extending beyond the life expectancy of such beneficiary; and (ii) such distributions begin not later than 1 year after the contract owner’s date of death.

Notwithstanding (a) and (b) above, if the sole contract owner’s beneficiary is the deceased owner’s surviving spouse, then such spouse may elect to continue the Contract under the same terms as before the contract owner’s death. Upon receipt of such election from the spouse at our Customer Service Center: (1) all rights of the spouse as contract owner’s beneficiary under the
Contract in effect prior to such election will cease; (2) the spouse will become the owner of the Contract and will also be treated as the contingent annuitant, if none has been named and only if the deceased owner was the annuitant; and (3) all rights and privileges granted by the Contract or allowed by ING USA will belong to the spouse as contract owner of the Contract. This election will be deemed to have been made by the spouse if such spouse makes a premium payment to the Contract or fails to make a timely election as described in this paragraph. If the owner’s beneficiary is a non-spouse, the distribution provisions described in subparagraphs (a) and (b) above, will apply even if the annuitant and/or contingent annuitant are alive at the time of the contract owner’s death.

Subject to availability, and our then current rules, a spousal or non-spousal beneficiary may elect to receive death benefits as payments over the life expectancy of the beneficiary (“stretch”). “Stretch” payments will be subject to the same limitations as systematic withdrawals, and non-qualified “stretch” payments will be reported on the same basis as other systematic withdrawals.

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At subsequent surrender, any surrender charge applicable to premiums paid prior to the date we receive due proof of death of the contract owner will be waived. If the spouse elects to continue the Contract, the surrender charge period will reset at the beginning of each subsequent Term. Otherwise, the surrender charge period will not reset.

If we do not receive an election from a non-spouse owner’s beneficiary within the 1-year period after the contract owner’s date of death, then we will pay the death benefit to the owner’s beneficiary in a cash payment within five years from date of death.
We will determine the death benefit as of the date we receive proof of death. We will make payment of the proceeds on or before the end of the 5-year period starting on the owner’s date of death. Such cash payment will be in full settlement of all our liability under the Contract.

If a contract owner dies after the annuity start date, we will continue to distribute any benefit payable at least as rapidly as under the annuity option then in effect. All of the contract owner’s rights granted under the Contract or allowed by us will pass to the contract owner’s beneficiary.

If a Contract has joint owners we will consider the date of death of the first joint owner as the death of the contract owner and the surviving joint owner will become the beneficiary of the Contract. If any contract owner is not an individual, the death of an annuitant shall be treated as the death of the owner.

CHARGES

We deduct the Contract charges described below to cover our costs and expenses, services provided, and risks assumed under the Contracts. We incur certain costs and expenses for distributing and administering the Contracts, including compensation and expenses paid in connection with sales of the Contracts, for paying the benefits payable under the Contracts and for bearing various risks associated with the Contracts. The amount of a Contract charge will not always correspond to the actual costs associated with the charge. For example, the surrender charge collected may not fully cover all of the distribution expenses incurred by us with the service or benefits provided. In the event there are any profits from fees and charges deducted under the Contract, we may use such profits to finance the distribution of Contracts.

Charges Deducted from the Contract Value We deduct the following charges from your contract value:

Surrender Charge. No sales charge is deducted from the single premium payment at the time that it is paid. However, we will deduct a contingent deferred sales charge (a “surrender charge”) if you surrender your Contract or if you take a withdrawal in excess of the free withdrawal amount during a Term. The surrender charge is charged against the contract value and is based on the amount of the withdrawal. This charge is intended to cover sales expenses that we have incurred. We may in the future reduce or waive the surrender charge in certain situations and will never charge more than the maximum surrender charges. The percentage deducted at the time of surrender or excess withdrawal depends on the number of complete years that have elapsed since the beginning of the Term.

The surrender charge varies by the length of the Term selected, beginning with 8% during contract year 1 and reducing by 1%
per year to the earlier of the end of the Term or the 8th contract year. No surrender charge is imposed upon a surrender made during the 30-day period prior to the end of a Term.

The surrender charge period resets at the beginning of each Term. Upon withdrawal, it is charged against the remaining contract value after you have received the amount requested for withdrawal, and is based on the amount of the withdrawal including the amount deducted for the surrender charge. Upon surrender, a surrender charge, as well as a Market Value
Adjustment, will be applied retroactively with respect to any free withdrawal amount previously withdrawn within the same contract year as the surrender. The following table shows the schedule of the surrender charge that will apply.

Complete Years Elapsed	0	1	2	3	4	5	6	7	8+
Since Start of Term

Surrender Charge	8%	7%	6%	5%	4%	3%	2%	1%	0%

For examples that illustrate how the surrender charge works, see Appendix D.

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Waiver of Surrender Charge for Extended Medical Care. We will waive the surrender charge in most states in the following events: (i) you begin receiving qualified extended medical care on or after the first contract anniversary for at least
45 days during a 60-day period and your request for the surrender or withdrawal, together with all required documentation is received at our Customer Service Center during the term of your care or within 90 days after the last day of your care; or (ii)
you are first diagnosed by a qualifying medical professional, on or after the first contract anniversary, as having a qualifying terminal illness. We do not waive the Market Value Adjustment in these circumstances. Amounts withdrawn from the
Indexed Accounts will not share in Index Returns for the current period (i.e., the Term for the Term Indexed Account and the current contract year for the Annual Indexed Account). We have the right to require an examination by a physician of our choice. If we require such an examination, we will pay for it. You are required to send us satisfactory written proof of illness.
See your Contract for more information. The waiver of surrender charge may not be available in all states.

Free Withdrawal Amount. No surrender charge or Market Value Adjustment applies to withdrawals made during the 30-
day period prior to the end of a Term. In the first contract year, the free withdrawal amount is limited to systematic interest withdrawals from the Interest Account. After the first contract year, the free withdrawal amount equals 10% of your contract value as of the close of business on the day we receive the withdrawal request at our Customer Service Center.

Surrender Charge for Excess Withdrawals. We will deduct a surrender charge for excess withdrawals. We consider a withdrawal to be an “excess withdrawal” when the amount you withdraw in any contract year exceeds the free withdrawal amount. When you are receiving systematic withdrawals, any combination of regular withdrawals and systematic withdrawals taken will be included in determining the amount of the excess withdrawal. Such a withdrawal will be considered a partial surrender of the Contract and we will impose a surrender charge and any associated premium tax. Any excess withdrawal taken other than during the 30-day period prior to the end of a Term will trigger a Market Value Adjustment.

For examples that illustrate how the surrender charge works, see Appendix D. For a discussion of the Market Value
Adjustment, see “Market Value Adjustment.”

Premium Taxes. We may make a charge for state and local premium taxes depending on your state of residence. The tax can range from 0% to 3.5% of the contract value. We have the right to change this amount to conform with changes in the law or if you change your state of residence.

We deduct the premium tax from your contract value on the annuity start date. However, some jurisdictions impose a premium tax at the time that premiums are paid, regardless of when the annuity payments begin. In those states we may defer collection of the premium taxes from your contract value and deduct it when you surrender the Contract, when you take an excess withdrawal, or on the annuity start date.

THE ANNUITY OPTIONS

Annuitization of Your Contract
If the annuitant and contract owner are living on the annuity start date, we will begin making payments to the contract owner under an income plan. We will make these payments under the annuity option chosen. You may change your annuity option by making a written request to us at least 30 days before the annuity start date. The amount of the payments will be determined by applying the annuitization value on the annuity start date in accordance with the annuity option you chose. The annuitization value equals the greater of:

(a)	Contract value plus/minus the Market Value Adjustment (unless the annuity start date falls within the 30-day period prior to the end of a Term), or
(b)	The Minimum Guaranteed Account Values for the Indexed Accounts plus the contract value for the Interest Account plus/minus the Market Value Adjustment (unless the annuity start date falls within the 30-day period prior to the end of a Term).

If you annuitize prior to the end of the current contract year, amounts allocated to the Annual Indexed Account will not participate in any Index Returns for that period. Because Term Indexed Account Value does not participate in Index Returns if annuitized prior to the end of a Term, we will not allow you to allocate contract value to the Term Indexed Account if you are less than 5 years from your annuity start date on a renewal date.

You may also elect an annuity option on surrender of the Contract for its cash surrender value or you may choose one or more annuity options for the payment of death benefit proceeds while it is in effect and before the annuity start date. If, at the time

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of the contract owner’s death or the annuitant’s death (if the contract owner is not an individual), no option has been chosen for paying death benefit proceeds, the beneficiary may choose an annuity option within 60 days. In such a case, the payments will be based on the life expectancy of the beneficiary rather than the life of the annuitant. A beneficiary’s right to elect an annuity option or lump sum payment may have been restricted by the contract owner. If so, such rights or options will not be available to the beneficiary. In all events, payments of death benefit proceeds must comply with the distribution requirements of applicable federal tax law.

The minimum monthly annuity income payment that we will make is $20. We may require that a single sum payment be made if the contract value is less than $2,000 or if the calculated monthly annuity income payment is less than $20.

For each annuity option we will issue a separate written agreement putting the annuity option into effect. Before we pay any annuity benefits, we require the return of your Contract. If your Contract has been lost, we will require that you complete and return the applicable lost Contract form. Various factors will affect the level of annuity benefits, such as the annuity option chosen and the applicable payment rate used.

Our current annuity options provide only for fixed payments. Fixed annuity payments are regular payments, the amount of which is fixed and guaranteed by us. Some fixed annuity options provide fixed payments either for a specified period of time or for the life of the annuitant. The amount of life income payments will depend on the form and duration of payments you chose, the age of the annuitant or beneficiary (and gender, where appropriate under applicable law), the total contract value applied, and the applicable payment rate.

Our approval is needed for any option where:

(1)	The person named to receive payment is other than the contract owner or beneficiary;
(2)	The person named is not a natural person, such as a corporation; or
(3)	Any income payment would be less than the minimum annuity income payment allowed.

Selecting the Annuity Start Date
You select the annuity start date, which is the date on which the annuity payments commence. The annuity start date must be at least 1 year from the contract date but before the month immediately following the annuitant’s 90th birthday, or 10 years from the contract date, if later. If, on the annuity start date, a surrender charge remains, the elected annuity option must include a period certain of at least 5 years.

If you do not select an annuity start date, it will automatically begin in the month following the annuitant’s 90th birthday, or 10 years from the contract date, if later.

If the annuity start date occurs when the annuitant is at an advanced age, such as after age 85, it is possible that the Contract will not be considered an annuity for federal tax purposes. See “Federal Tax Considerations.” For a Contract purchased in connection with a qualified plan, other than a Roth IRA, distributions must commence not later than April 1st of the calendar year following the calendar year in which you attain age 70½ or, in some cases, retire. Distributions may be made through annuitization or withdrawals. You should consult your tax adviser for tax advice.

Frequency of Annuity Payments
You choose the frequency of the annuity payments. They may be monthly, quarterly, semi-annually, or annually. If we do not receive written notice from you, we will make the payments monthly. There may be certain restrictions on minimum payments that we will allow.

The Annuity Options
We offer the 3 annuity options shown below. Payments under Options 1, 2, and 3 are fixed. The contract value can be applied to any other annuitization plan that we choose to offer on the annuity start date. Annuity payments under other available options may be fixed and/or variable.

Option 1. Income for a Fixed Period. Under this option, we make monthly payments in equal installments for a fixed number of years based on the contract value on the annuity start date. We guarantee that each monthly payment will be at least the amount stated in your Contract. If you prefer, you may request that payments be made in annual, semi-annual, or quarterly installments. We will provide you with illustrations if you ask for them. If the cash surrender value or contract value is applied under this option, a 10% penalty tax may apply to the taxable portion of each income payment until the contract owner reaches age 59½.

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Option 2. Income for Life with a Period Certain. Payment is made for the life of the annuitant in equal monthly installments and guaranteed for at least a period certain such as 10 or 20 years. Other periods certain may be available to you on request. You may choose a refund period instead. Under this arrangement, income is guaranteed until payments equal the amount applied. If the person named lives beyond the guaranteed period, payments continue until his or her death. We guarantee that each payment will be at least the amount specified in the Contract corresponding to the person’s age on his or her last birthday before the annuity start date. Amounts for ages not shown in the Contract are available if you ask for them.

Option 3. Joint Life Income. This option is available when there are 2 persons named to determine annuity payments.
At least one of the persons named must be either the contract owner or beneficiary of the Contract. We guarantee monthly payments will be made as long as at least one of the named persons is living. There is no minimum number of payments.
Monthly payment amounts are available if you ask for them.

The contract value can be applied to any other annuitization plan that we choose to offer on the annuity start date. Annuity payments under other available options may be fixed and/or variable. If variable and subject to the Investment Company Act of 1940, it will comply with requirements of such Act.

Payment When Named Person Dies
When the person named to receive payment dies, we will pay any amounts still due as provided in the annuity agreement between you and ING USA. The amounts we will pay are determined as follows:

(1)	For Option 1, or any remaining guaranteed payments under Option 2, we will continue payments. Under Options 1 and 2, the discounted values of the remaining guaranteed payments may be paid in a single sum. This means we deduct the amount of the interest each remaining guaranteed payment would have earned had it not been paid out early. The discount interest rate is never less than 3% for Option 1 and for Option 2 per year. We will, however, base the discount interest rate on the interest rate used to calculate the payments for Options 1 and 2 if such payments were not based on the tables in the Contract.
(2)	For Option 3, no amounts are payable after both named persons have died.

For other available options, the annuity option agreement will state the amount we will pay, if any.

OTHER CONTRACT PROVISIONS

Reports to Contract Owners
We will send you an annual report within 31 days after the end of each contract year. The report will show the contract value, cash surrender value, and the death benefit as of the end of the contract year. The report will also show the amounts deducted from or added to the contract value since the last report. You have 30 days to notify our Customer Service Center of any errors or discrepancies contained in the report or in any confirmation notices. We will also send you any other reports, notices or documents we are required by law to furnish to you.

Suspension of Payments
The Company reserves the right to delay payment for up to 6 months.

In Case of Errors in Your Application
If an age or sex given in the application or enrollment form is misstated, the amounts payable or benefits provided by the
Contract shall be those that the premium payment would have bought at the correct age or sex.

Assigning the Contract as Collateral
You may assign a non-qualified Contract as collateral security for a loan but you should understand that your rights and any beneficiary’s rights may be subject to the terms of the assignment. An assignment may have federal tax consequences. You must give us satisfactory written notice at our Customer Service Center in order to make or release an assignment. We are not responsible for the validity of any assignment.

Contract Changes — Applicable Tax Law
We have the right to make changes in the Contract to continue to qualify the Contract as an annuity under applicable federal tax law. You will be given advance notice of such changes.

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Free Look
You may cancel your Contract within your 10-day free look period. We deem the free look period to expire 15 days after we mail the Contract to you. Some states may require a longer free look period. To cancel, you need to send your Contract to our
Customer Service Center or to the agent from whom you purchased it. We will refund the contract value. For purposes of the refund during the free look period, (i) we adjust your contract value for any Market Value Adjustment, and (ii) then we include a refund of any charges deducted from your contract value. The Market Value Adjustment during the free look period is determined as described on page 12, but without adding .005 in the denominator of the formula. Because of the potential positive or negative effect of the Market Value Adjustment, the contract value returned may be greater or less than the premium payment you paid. Some states require us to return to you the amount of the paid premium (rather than the adjusted contract value) in which case you will not be subject to investment risk during the free look period. Your free look rights depend on the laws of the state in which you purchase the Contract. Your Contract is void as of the day we receive your
Contract and cancellation request. We determine your contract value at the close of business on the day we receive your written request.

Special Arrangements
We may reduce or waive any Contract, rider, or benefit fees or charges for certain group or sponsored arrangements, under special programs, and for certain employees, agents, and related persons of our parent corporation and its affiliates. We reduce or waive these items based on expected economies, and the variations are based on differences in costs or services.

Selling the Contract
Our affiliate, Directed Services LLC, 1475 Dunwoody Drive, West Chester, PA 19380 is the principal underwriter and distributor of the Contract as well as for other ING USA contracts. Directed Services LLC, a Delaware limited liability company, is registered with the SEC as a broker/dealer under the Securities Exchange Act of 1934, and is a member of the
Financial Industry Regulatory Authority, Inc. (“FINRA”).

Directed Services LLC does not retain any commissions or compensation paid to it by ING USA for Contract sales. Directed
Services LLC enters into selling agreements with affiliated and unaffiliated broker/dealers to sell the Contracts through their registered representatives who are licensed to sell securities and variable insurance products (“selling firms”). Selling firms are also registered with the SEC and are FINRA member firms.

The following selling firm is affiliated with the Company and has entered into a selling agreement with Directed
Services LLC for the sale of our variable annuity contracts:

  ING Financial Partners, Inc.

Directed Services LLC pays selling firms compensation for the promotion and sale of the Contracts. Registered representatives of the selling firms who solicit sales of the Contracts typically receive a portion of the compensation paid by Directed Services
LLC to the selling firm in the form of commissions or other compensation, depending on the agreement between the selling firm and the registered representative. This compensation, as well as other incentives or payments, is not paid directly by contract owners or the Separate Account. We intend to recoup this compensation and other sales expenses paid to selling firms through fees and charges imposed under the Contracts.

Directed Services LLC pays selling firms for Contract sales according to one or more schedules. This compensation is generally based on a percentage of premium payments, and may vary based on amount or allocation of premium payments.
Selling firms may receive commissions of up to 6.00% of premium payments. In addition, selling firms may receive ongoing annual compensation of up to 0.50% of all, or a portion, of values of Contracts sold through the firm. Individual representatives may receive all or a portion of compensation paid to their selling firm, depending on their firm’s practices.
Commissions and annual compensation, when combined, could exceed 6.00% of total premium payments.

Directed Services LLC has special compensation arrangements with certain selling firms based on those firms’ aggregate or anticipated sales of the Contracts or other criteria. These special compensation arrangements will not be offered to all selling firms, and the terms of such arrangements may differ among selling firms based on various factors. Any such compensation payable to a selling firm will not result in any additional direct charge to you by us.

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In addition to the direct cash compensation for sales of Contracts described above, Directed Services LLC may also pay selling firms additional compensation or reimbursement of expenses for their efforts in selling the Contracts to you and other customers. These amounts may include:

·	Marketing/distribution allowances which may be based on the percentages of premium received, the aggregate commissions paid and/or the aggregate assets held in relation to certain types of designated insurance products issued by the Company and/or its affiliates during the year;

·	Loans or advances of commissions in anticipation of future receipt of premiums (a form of lending to agents/registered representatives). These loans may have advantageous terms such as reduction or elimination of the interest charged on the loan and/or forgiveness of the principal amount of the loan, which terms may be conditioned on fixed insurance product sales;

·	Education and training allowances to facilitate our attendance at certain educational and training meetings to provide information and training about our products. We also hold training programs from time to time at our expense;

·	Sponsorship payments or reimbursements for broker/dealers to use in sales contests and/or meetings for their agents/registered representatives who sell our products. We do not hold contests based solely on the sales of this product;

·	Certain overrides and other benefits that may include cash compensation based on the amount of earned commissions, agent/representative recruiting or other activities that promote the sale of policies; and

·	Additional cash or noncash compensation and reimbursements permissible under existing law. This may include, but is not limited to, cash incentives, merchandise, trips, occasional entertainment, meals and tickets to sporting events, client appreciation events, business and educational enhancement items, payment for travel expenses
(including meals and lodging) to pre-approved training and education seminars, and payment for advertising and sales campaigns.

We may pay commissions, dealer concessions, wholesaling fees, overrides, bonuses, other allowances and benefits and the costs of all other incentives or training programs from our resources, which include the fees and charges imposed under the
Contract.

The following is a list of the top 25 selling firms that, during 2011, received the most compensation, in the aggregate, from us in connection with the sale of registered annuity contracts issued by us, ranked by total dollars received:

1.	LPL Financial Corporation	14.	First Allied Securities Inc.
2.	Morgan Stanley Smith Barney LLC.	15.	Woodbury Financial Services Inc.
3.	ING Financial Partners Inc.	16.	Wells Fargo SEC, LLC
4.	Merrill Lynch, Pierce, Fenner & Smith, Incorporated	17.	SII Investments Inc.
5.	Wells Fargo Advisors, LLC	18.	Wells Fargo Advisors Financial Network, LLC
6.	Wells Fargo Advisors, LLC (Bank Channel)	19.	Commonwealth Financial Network Inc.
7.	UBS Financial Services Inc.	20.	Centaurus Financial Inc.
8.	Raymond James Financial Services Inc.	21.	Royal Alliance Assoc.
9.	National Planning Corporation	22.	PrimeVest Financial Services Inc.
10.	Multi-Financial Securities Corporation	23.	RBC Capital Markets Corporation
11.	Financial Network Investment Corporation	24.	Cambridge Investment Research Inc.
12.	Securities America Inc.	25.	Raymond James and Associates Inc.
13.	ING Financial Partners, Inc. CAREER

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Directed Services LLC may also compensate wholesalers/distributors, and their sales management personnel, for Contract sales within the wholesale/distribution channel. This compensation may be based on a percentage of premium payments and/or a percentage of Contract values. Directed Services LLC may, at its discretion, pay additional cash compensation to wholesalers/distributors for sales by certain broker-dealers or “focus firms.”

We do not pay any additional compensation on the sale or exercise of any of the Contract’s optional benefit riders offered in this prospectus.

This is a general discussion of the types and levels of compensation paid by us for sale of our variable annuity contracts. It is important for you to know that the payment of volume- or sales-based compensation to a selling firm or registered representative may provide that registered representative a financial incentive to promote our contracts over those of another company, and may also provide a financial incentive to promote one of our contracts over another.

OTHER INFORMATION

State Regulation
We are regulated by the Insurance Department of the State of Iowa. We are also subject to the insurance laws and regulations of all jurisdictions where we do business. The Contract offered by this prospectus has been approved where required by those jurisdictions. We are required to submit annual statements of our operations, including financial statements, to the Insurance
Departments of the various jurisdictions in which we do business to determine solvency and compliance with state insurance laws and regulations.

Legal Proceedings
The Company is involved in threatened or pending lawsuits/arbitrations arising from the normal conduct of business. Due to the climate in insurance and business litigation/arbitrations, suits against the Company sometimes include claims for substantial compensatory, consequential, or punitive damages and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of such lawsuits/arbitrations, in light of existing insurance, reinsurance, and established reserves, it is the opinion of management that the disposition of such lawsuits/arbitrations will not have a materially adverse effect on the Company’s operations or financial position.

Directed Services LLC, the principal underwriter and distributor of the contract, is a party to threatened or pending lawsuits/arbitration that generally arise from the normal conduct of business. Some of these suits may seek class action status and sometimes include claims for substantial compensatory, consequential or punitive damages and other types of relief.
Directed Services LLC is not involved in any legal proceeding that, in the opinion of management, is likely to have a material adverse effect on its ability to distribute the contract.

Legal Matters
The Company’s organization and authority, and the contract’s legality and validity, have been passed on by the Company’s legal department.

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Experts
The financial statements of the Company appearing in the Company’s Annual Report on Form 10-K for the year ended
December 31, 2011 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their reports, which are incorporated by reference, and incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Further Information
This prospectus does not contain all of the information contained in the registration statement of which this prospectus is a part.
Portions of the registration statement have been omitted from this prospectus as allowed by the Securities and Exchange
Commission (SEC). You may obtain the omitted information from the offices of the SEC, as described below. We are required by the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, to file periodic reports and other information with the SEC. You may inspect or copy information concerning the Company at the Public Reference Room of the SEC at:

Securities and Exchange Commission
100 F Street NE, Room 1580
Washington, DC 20549

You may also obtain copies of these materials at prescribed rates from the Public Reference Room of the above office. More information on the operation of the Public Reference Room is available by calling the SEC at either 1-800-SEC-0330 or 1-202-
942-8090.

Our filings are available to the public on the SEC’s website at www.sec.gov. We also make our filings available on our website at http://ing.us/about-ing/company-overview/financial-reports. (These uniform resource locators (URLs) are inactive textual references only and are not intended to incorporate the SEC website or our website into this prospectus.) When looking for more information about the Contract, you may find it useful to use the number assigned to the registration statement under the Securities Act of 1933. This number is 333-133153.

Incorporation of Certain Documents by Reference
The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus, which means that incorporated documents are considered part of this prospectus. We can disclose important information to you by referring you to those documents. This prospectus incorporates by reference the Annual Report on Form 10-K for the year ended December
31, 2011. Form 10-K contains additional information about the Company and includes certified financial statements as of
December 31, 2011 and 2010, and for each of the three years in the period ended December 31, 2011. We were not required to file any other reports pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31,
2011. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act,
prior to the termination of the offering shall be deemed to be incorporated by reference into the prospectus.

You may request a free copy of any documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in them). Please direct your request to:

ING
Customer Service Center
P.O. Box 9271
Des Moines, Iowa 50306-9271
1-800-366-0066

Inquiries You may contact us directly by writing or calling us at the address or phone number shown above.

FEDERAL TAX CONSIDERATIONS

Introduction
This section discusses our understanding of current federal income tax laws affecting the contract. Federal income tax treatment of the contract is complex and sometimes uncertain. You should keep the following in mind when reading it:

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Your tax position (or the tax position of the designated beneficiary, as applicable) determines federal taxation of amounts held or paid out under the contract;
Tax laws change. It is possible that a change in the future could affect contracts issued in the past;
This section addresses some but not all applicable federal income tax rules and does not discuss federal estate and gift tax implications, state and local taxes, or any other tax provisions; and
We do not make any guarantee about the tax treatment of the contract or transactions involving the contract.

We do not intend this information to be tax advice. For advice about the effect of federal income taxes or any other taxes on amounts held or paid out under the contract, consult a tax adviser

Types of Contracts: Non-Qualified or Qualified
The Contract may be purchased on a non-tax-qualified basis (non-qualified contracts) or purchased on a tax-qualified basis
(qualified contracts).

Non-qualified contracts are purchased with after tax contributions and are not related to retirement plans that receive special income tax treatment under the Tax Code.

Qualified Contracts are designed for use by individuals whose premium payments are comprised solely of proceeds from and/or contributions to retirement plans that are intended to qualify for special income tax treatment under Sections 401,
408 or 408A, and some provisions of 403 and 457 of the Tax Code.

Effective January 1, 2009, except in the case of a rollover contribution as permitted under the Tax Code or as a result of an intra-plan exchange or plan-to-plan transfer described under the Final Regulations, contributions to a section 403(b) tax sheltered annuity contract may only be made by the Employer sponsoring the Plan under which the assets in your contract are covered subject to the applicable Treasury Regulations and only if the Company, in its sole discretion, agrees to be an approved provider.

Taxation of Non-Qualified Contracts

Premiums
You may not deduct the amount of your premiums to a non-qualified contract.

Taxation of Gains Prior to Distribution
Tax Code Section 72 governs taxation of annuities in general. We believe that if you are a natural person you will generally not be taxed on increases in the value of a non-qualified Contract until a distribution occurs or until annuity payments begin. This assumes that the Contract will qualify as an annuity contract for federal income tax purposes. For these purposes, the agreement to assign or pledge any portion of the contract value generally will be treated as a distribution. In order to be eligible to receive deferral of taxation, the following requirements must be satisfied:

Required Distributions. In order to be treated as an annuity contract for federal income tax purposes, the Tax Code requires any non-qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of your death. The non-qualified Contracts contain provisions that are intended to comply with these
Tax Code requirements, although no regulations interpreting these requirements have yet been issued. When such requirements are clarified by regulation or otherwise, we intend to review such distribution provisions and modify them if necessary to assure that they comply with the applicable requirements.

Non-Natural Holders of a Non-Qualified Contract. If you are not a natural person, a non-qualified contract generally is not treated as an annuity for income tax purposes and the income on the contract for the taxable year is currently taxable as ordinary income. Income on the contract is any increase in the contract value over the “investment in the contract”
(generally, the premiums or other consideration you paid for the contract less any nontaxable withdrawals) during the taxable year. There are some exceptions to this rule and a non-natural person should consult with its tax adviser prior to purchasing the
Contract. When the contract owner is not a natural person, a change in the annuitant is treated as the death of the contract owner.

Delayed Annuity Starting Date. If the Contract’s annuity starting date occurs (or is scheduled to occur) at a time when the annuitant has reached an advanced age (e.g., after age 85), it is possible that the Contract would not be treated as an annuity for federal income tax purposes. In that event, the income and gains under the Contract could be currently includible in your income.

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Taxation of Distributions

General. When a withdrawal from a non-qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the contract value (unreduced by the amount of any surrender charge) immediately before the distribution over the contract owner’s investment in the contract at that time.
Investment in the contract is generally equal to the amount of all premiums to the contract, plus amounts previously included in your gross income as the result of certain loans, assignments or gifts, less the aggregate amount of non-taxable distributions previously made.

In the case of a surrender under a non-qualified Contract, the amount received generally will be taxable only to the extent it exceeds the contract owner’s investment in the contract (cost basis).

10% Penalty Tax. A distribution from a non-qualified Contract may be subject to a federal tax penalty equal to 10%
of the amount treated as income. In general, however, there is no penalty on distributions:

made on or after the taxpayer reaches age 59½;
made on or after the death of a contract owner (the annuitant if the contract owner is a non-natural person);
attributable to the taxpayer’s becoming disabled as defined in the Tax Code;
made as part of a series of substantially equal periodic payments (at least annually) over your life or life expectancy or the joint lives or joint life expectancies of you and your designated beneficiary; or
the distribution is allocable to investment in the contract before August 14, 1982.

The 10% penalty does not apply to distributions from an immediate annuity as defined in the Tax Code. Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. A tax adviser should be consulted with regard to exceptions from the penalty tax.

Tax-Free Exchanges. Section 1035 of the Tax Code permits the exchange of a life insurance, endowment or annuity contract for an annuity contract on a tax-free basis. In such instance, the “investment in the contract” in the old contract will carry over to the new contract. You should consult with your tax advisor regarding procedures for making Section 1035 exchanges.

If your Contract is purchased through a tax-free exchange of a life insurance, endowment or annuity contract that was purchased prior to August 14, 1982, then any distributions other than annuity payments will be treated, for tax purposes, as coming:

First, from any remaining “investment in the contract” made prior to August 14, 1982 and exchanged into the Contract;
Next, from any “income on the contract” attributable to the investment made prior to August 14, 1982;
Then, from any remaining “income on the contract;” and
Lastly, from any remaining “investment in the contract.”

The IRS has concluded that in certain instances, the partial exchange of a portion of one annuity contract for another contract will be tax-free. Pursuant to IRS guidance, receipt of partial withdrawals or surrenders from either the original contract or the new contract during the 180 day period beginning on the date of the partial exchange may retroactively negate the partial exchange. If the partial exchange is retroactively negated, the partial withdrawal or surrender of the original contract will be treated as a withdrawal, taxable as ordinary income to the extent of gain in the original contract and, if the partial exchange occurred prior to you reaching age 59½, may be subject to an additional
10% tax penalty. We are not
responsible for the manner in which any other insurance company, for tax reporting purposes, or the IRS, with respect to the ultimate tax treatment, recognizes or reports a partial exchange. We strongly advise you to discuss any proposed 1035 exchange or subsequent distribution within 180 days of a partial exchange with your tax advisor prior to proceeding with the transaction.

Taxation of Annuity Payments. Although tax consequences may vary depending on the payment option elected under an annuity contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the contract ratably on a tax-free basis over the expected stream of annuity payments, as determined when annuity payments start. Once your investment in the contract has been fully recovered, however, the full amount of each subsequent annuity payment is subject to tax as ordinary income.

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On September 27, 2010, President Obama signed into law the Small Business Jobs Act of 2010, which included language that permits the partial annuitization of non-qualified annuities, effective for amounts received in taxable years beginning after
December 31, 2010. The provision applies an exclusion ratio to any amount received as an annuity under a portion of an annuity provided that the annuity payments are made for a period of 10 years or more or for life.
Please consult your tax adviser before electing a partial
annuitization.

Death Benefits. Amounts may be distributed from a Contract because of your death or the death of the annuitant.
Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payment option, they are taxed in the same way as annuity payments. Special rules may apply to amounts distributed after a Beneficiary has elected to maintain Contract value and receive payments.

Different distribution requirements apply if your death occurs:

After you begin receiving annuity payments under the Contract; or
Before you begin receiving such distributions.

If your death occurs after you begin receiving annuity payments, distributions must be made at least as rapidly as under the method in effect at the time of your death.

If your death occurs before you begin receiving annuity payments, your entire balance must be distributed within five years after the date of your death. For example, if you died on September 1, 2010, your entire balance must be distributed by August
31, 2015. However, if distributions begin within one year of your death, then payments may be made over one of the following timeframes:

Over the life of the designated beneficiary; or
Over a period not extending beyond the life expectancy of the designated beneficiary.

If the designated beneficiary is your spouse, the contract may be continued with the surviving spouse as the new contract owner. If the contract owner is a non-natural person and the primary annuitant dies, the same rules apply on the death of the primary annuitant as outlined above for the death of a contract owner.

The Contract offers a death benefit that may exceed the greater of the premium payments and the contract value. Certain charges are imposed with respect to the death benefit. It is possible that these charges (or some portion thereof) could be treated for federal tax purposes as a distribution from the Contract.

Assignments and Other Transfers. A transfer, pledge or assignment of ownership of a non-qualified contract, the selection of certain annuity dates, or the designation of an annuitant or payee other than an owner may result in certain tax consequences to you that are not discussed herein. The assignment, pledge or agreement to assign or pledge any portion of the contract value generally will be treated as a distribution. Anyone contemplating any such transfer, pledge, assignment, or designation or exchange, should consult a tax adviser regarding the potential tax effects of such a transaction.

Immediate Annuities. Under Section 72 of the Tax Code, an immediate annuity means an annuity (1) which is purchased with a single premium, (2) with annuity payments starting within one year from the date of purchase, and (3) which provides a series of substantially equal periodic payments made annually or more frequently. While this Contract is not designed as an immediate annuity, treatment as an immediate annuity would have significance with respect to exceptions from the 10% early withdrawal penalty, to contracts owned by non-natural persons, and for certain exchanges.

Multiple Contracts. Tax laws require that all non-qualified deferred annuity contracts that are issued by a company or its affiliates to the same contract owner during any calendar year be treated as one annuity contract for purposes of determining the amount includible in gross income under Tax Code Section 72(e). In addition, the Treasury Department has specific authority to issue regulations that prevent the avoidance of Tax Code Section 72(e) through the serial purchase of annuity contracts or otherwise.

Withholding. We will withhold and remit to the IRS a part of the taxable portion of each distribution made under a
Contract unless the distributee notifies us at or before the time of the distribution that he or she elects not to have any amounts withheld. Withholding is mandatory, however, if the distributee fails to provide a valid taxpayer identification number or if we

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are notified by the IRS that the taxpayer identification number we have on file is incorrect. The withholding rates applicable to the taxable portion of periodic annuity payments are the same as the withholding rates generally applicable to payments of wages. In addition, a 10% withholding rate applies to the taxable portion of non-periodic payments. Regardless of whether you elect to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. If you need more information concerning a particular state or any required forms, please contact our Customer Service Center.

If you or your designated beneficiary is a non-resident alien, then any withholding is governed by Tax Code Section 1441 based on the individual’s citizenship, the country of domicile and treaty status, and we may require additional documentation prior to processing any requested transaction.

Taxation of Qualified Contracts

General
The Contracts are primarily designed for use with IRAs under Tax Code Sections 401, 408 or 408A, and some provisions of 403 and 457 (We refer to all of these as “qualified plans”). The tax rules applicable to participants in these qualified plans vary according to the type of plan and the terms and conditions of the plan itself. The ultimate effect of federal income taxes on the amounts held under a Contract, or on annuity payments, depends on the type of retirement plan as well as your particular facts and circumstances. Special favorable tax treatment may be available for certain types of contributions and distributions. In addition, certain requirements must be satisfied in purchasing a qualified contract with proceeds from a tax-qualified plan in order to continue receiving favorable tax treatment.

Adverse tax consequences may result from: contributions in excess of specified limits; distributions before age 59½ (subject to certain exceptions); distributions that do not conform to specified commencement and minimum distribution rules; and in other specified circumstances. Some qualified plans may be subject to additional distribution or other requirements that are not incorporated into the Contract. No attempt is made to provide more than general information about the use of the Contracts with qualified plans. Contract owners, annuitants, and beneficiaries are cautioned that the rights of any person to any benefits under these qualified plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. The Company is not bound by the terms and conditions of such plans to the extent such terms contradict the Contract, unless we consent.

Contract owners and beneficiaries generally are responsible for determining that contributions, distributions and other transactions with respect to the contract comply with applicable law. Therefore, you should seek competent legal and tax advice regarding the suitability of a contract for your particular situation. The following discussion assumes that qualified contracts are purchased with proceeds from and/or contributions under retirement plans or programs that qualify for the intended special federal tax treatment.

Tax Deferral
Under the federal tax laws, earnings on amounts held in annuity contracts are generally not taxed until they are withdrawn.
However, in the case of a qualified plan (as defined in this prospectus), an annuity contract is not necessary to obtain this favorable tax treatment and does not provide any tax benefits beyond the deferral already available to the qualified plan itself.
Annuities do provide other features and benefits (such as guaranteed living benefits and/or death benefits or the option of lifetime income phase options at established rates) that may be valuable to you. You should discuss your alternatives with your financial representative taking into account the additional fees and expenses you may incur in an annuity.

Section 401(a), 401(k), Roth 401(k), and 403(a) Plans. Sections 401(a), 401(k), and 403(a) of the Tax Code permit certain employers to establish various types of retirement plans for employees, and permits self-employed individuals to establish these plans for themselves and their employees. These retirement plans may permit the purchase of Contracts to accumulate retirement savings under the plans. Employers intending to use the Contract with such plans should seek competent legal advice.

The contracts may also be available as a Roth 401(k), as described in Tax Code Section 402A, and we may set up accounts for you under the Contract for Roth 401(k) contributions (“Roth 401(k) accounts”). Tax Code Section 402A allows employees of certain private employers to contribute after-tax salary contributions to a Roth 401(k), which provides for tax-free distributions, subject to certain restrictions.

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Individual Retirement Annuities. Section 408 of the Tax Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (“IRA”). IRAs are subject to limits on the amounts that can be contributed, the deductible amount of the contribution, the persons who may be eligible, and the time when distributions commence. Contributions to IRAs must be made in cash or as a rollover or a transfer from another eligible plan.
Also, distributions from IRAs, individual retirement accounts, and other types of retirement plans may be “rolled over” on a tax-deferred basis into an IRA. If you make a tax-free rollover of a distribution from an IRA you may not make another tax-
free rollover from the IRA within a 1-year period. Sales of the contract for use with IRAs may be subject to special requirements of the IRS.

The IRS has not reviewed the contracts described in this prospectus for qualification as IRAs and has not addressed, in a ruling of general applicability, whether the contract’s death benefit provisions comply with IRS qualification requirements.

Roth IRAs. Section 408A of the Tax Code permits certain eligible individuals to contribute to a Roth IRA.
Contributions to a Roth IRA are subject to limits on the amount of contributions and the persons who may be eligible to contribute, are not deductible, and must be made in cash or as a rollover or transfer from another Roth IRA or other IRA.
Certain qualifying individuals may convert an IRA, SEP, or a SIMPLE to a Roth IRA. Such rollovers and conversions are subject to tax, and other special rules may apply. If you make a tax-free rollover of a distribution from a Roth IRA to another
Roth IRA, you may not make another tax-free rollover from the Roth IRA within a 1-year period. A 10% penalty may apply to amounts attributable to a conversion to a Roth IRA if the amounts are distributed during the five taxable years beginning with the year in which the conversion was made.

Sales of a contract for use with a Roth IRA may be subject to special requirements of the IRS. The IRS has not reviewed the contracts described in this prospectus for qualification as IRAs and has not addressed, in a ruling of general applicability, whether the contract’s death benefit provisions comply with IRS qualification requirements.

Section 403(b) Tax-Sheltered Annuities. The contracts are no longer available for purchase as Tax Code section
403(b) tax-sheltered annuities. Existing contracts issued as Tax Code section 403(b) tax-sheltered annuities will continue to be maintained as such under the applicable rules and regulations.

The Treasury Department has issued regulations which generally take effect on January 1, 2009. Existing contracts will be modified as necessary to comply with these regulations where allowed, or where required by law in order to maintain their status as section 403(b) tax-sheltered annuities. The final regulations include: (a) the ability to terminate a 403(b) plan, which would entitle a participant to a distribution; (b) the revocation of IRS Revenue Ruling 90-24, and the resulting increase in restrictions on a participant’s right to transfer his or her 403(b) accounts; and (3) the imposition of withdrawal restrictions on non-salary reduction contribution amounts, as well as other changes.

Contributions
In order to be excludable from gross income for federal income tax purposes, total annual contributions to certain qualified plans are limited by the Tax Code. You should consult with your tax adviser in connection with contributions to a qualified contract.

Distributions – General
Certain tax rules apply to distributions from the Contract. A distribution is any amount taken from a Contract including withdrawals, annuity payments, rollovers, exchanges and death benefit proceeds. We report the taxable portion of all distributions to the IRS.

Section 401(a), 401(k) and 403(a) Plans. Distributions from these plans are taxed as received unless one of the following is true:

The distribution is an eligible rollover distribution and is directly transferred to another plan eligible to receive rollovers or to a traditional IRA in accordance with the Tax Code;
You made after-tax contributions to the plan. In this case, depending upon the type of distribution, the amount will be taxed according to the rules detailed in the Tax Code; or
The distribution is a qualified health insurance premium of a retired safety officer as defined in the Pension
Protection Act of 2006.

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A payment is an eligible rollover distribution unless it is:

part of a series of substantially equal periodic payments (at least one per year) made over the life expectancy of the participant or the joint life expectancy of the participant and his designated beneficiary or for a specified period of 10 years or more;
a required minimum distribution under Tax Code Section 401(a)(9);
a hardship withdrawal;
otherwise excludable from income; or
Not recognized under applicable regulations as eligible for rollover.

The Tax Code imposes a 10% penalty tax on the taxable portion of any distribution from a Contract used with a 401(a), 401(k)
or 403(a) plan unless certain exceptions, including one or more of the following, have occurred:

You have attained age 59½;
You have become disabled, as defined in the Tax Code;
You have died and the distribution is to your beneficiary;
You have separated from service with the sponsor at or after age 55;
The distribution amount is directly transferred into another eligible retirement plan or to an IRA in accordance with the terms of the Tax Code;
You have separated from service with the plan sponsor and the distribution amount is made in substantially equal periodic payments (at least annually) over your life or the life expectancy or the joint lives or joint life expectancies of you and your designated beneficiary;
The distribution is made due to an IRS levy upon your plan;
The withdrawal amount is paid to an alternate payee under a Qualified Domestic Relations Order (QDRO); or
The distribution is a qualified reservist distribution as defined under the Pension Protection Act of 2006 (401(k)
plans only).

In addition, the 10% penalty tax does not apply to the amount of a distribution equal to unreimbursed medical expenses incurred by you during the taxable year that qualify for deduction as specified in the Tax Code. The Tax Code may provide other exceptions or impose other penalties in other circumstances.

Individual Retirement Annuities. All distributions from an IRA are taxed as received unless either one of the following is true:

The distribution is directly transferred to another IRA or to a plan eligible to receive rollovers as permitted under the Tax Code; or
You made after-tax contributions to the IRA. In this case, the distribution will be taxed according to rules detailed in the Tax Code.

The Tax Code imposes a 10% penalty tax on the taxable portion of any distribution from an IRA unless certain exceptions, including one or more of the following, have occurred:

You have attained age 59½;
You have become disabled, as defined in the Tax Code;
You have died and the distribution is to your beneficiary;
The distribution amount is directly transferred into another eligible retirement plan or to an
IRA in accordance with the terms of the Tax Code;
The distribution is made due to an IRS levy upon your plan; or
The distribution is a qualified reservist distribution as defined under the Pension Protection Act of 2006.

In addition, the 10% penalty tax does not apply to a distribution made from an IRA to pay for health insurance premiums for certain unemployed individuals, a qualified first-time home purchase, or for higher education expenses.

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Roth IRAs. A qualified distribution from a Roth IRA is not taxed when it is received. A qualified distribution is a distribution:

Made after the five-taxable year period beginning with the first taxable year for which a contribution was made to a Roth IRA of the owner; and
Made after you attain age 59½, die, become disabled as defined in the Tax Code, or for a qualified first-time home purchase.

If a distribution is not qualified, generally it will be taxable to the extent of the accumulated earnings. A partial distribution will first be treated as a return of contributions which is not taxable and then as taxable accumulated earnings.

The Tax Code imposes a 10% penalty tax on the taxable portion of any distribution from a Roth IRA that is not a qualified distribution unless certain exceptions have occurred. In general, the exceptions for an IRA listed above also apply to a distribution from a Roth IRA that is not a qualified distribution or a rollover to a Roth IRA that is not a qualified rollover contribution. The 10% penalty tax is also waived on a distribution made from a Roth IRA to pay for health insurance premiums for certain unemployed individuals, used for a qualified first-time home purchase, or for higher education expenses.

403(b) Plans. Distributions from your contract are subject to the requirements of Code Section 403(b), the Treasury
Regulations, and, if applicable, the Plan under which the assets in your contract are covered. In accordance with Code Section
403(b) and the Treasury Regulations, we have no responsibility or obligation to make any distribution (including distributions due to loans, annuity payouts, qualified domestic relations orders, hardship withdrawals and systematic distributions options)
from your contract until we have received instructions or information from your Employer and/or its designee or, if permitted under Code Section 403(b) and the Treasury Regulations, you in a form acceptable to us and necessary for us to administer your contract in accordance with Code Section 403(b) the Treasury Regulations, and, if applicable, the Plan.

All distributions from these plans are taxed as received unless one of the following is true:

The distribution is an eligible rollover distribution and is directly transferred to another plan eligible to receive rollovers or to a traditional IRA in accordance with the Tax Code;
You made after-tax contributions to the plan. In this case, depending upon the type of distribution, the amount will be taxed according to the rules detailed in the Tax Code; or
The distribution is a qualified health insurance premium of a retired public safety officer as defined in the
Pension Protection Act of 2006.

A payment is an eligible rollover distribution unless it is:

Part of a series of substantially equal periodic payments (at least one per year) made over the life expectancy of the participant or the joint life expectancy of the participant and his designated beneficiary or for a specified period of 10 years or more;
A required minimum distribution under Tax Code section 401(a)(9);
A hardship withdrawal;
Otherwise excludable from income; or
Not recognized under applicable regulations as eligible for rollover.

The Tax Code imposes a 10% penalty tax on the taxable portion of any distribution from a contract used with a 403(b) plan, unless certain exceptions have occurred. In general, the exceptions for an IRA listed above also apply to a distribution from a
403(b) plan, plus in the event you have separated from service with the sponsor at or after age 55, or you have separated from service with the plan sponsor and the distribution amount is made in substantially equal periodic payments (at least annually)
over your life or the life expectancy or the joint lives or joint life expectancies of you and your designated beneficiary. In addition, the 10% penalty tax does not apply to the amount of a distribution equal to unreimbursed medical expenses incurred by you during the taxable year that qualify for deduction as specified in the Tax Code. The Tax Code may provide other exceptions or impose other penalty taxes in other circumstances.

Distribution of amounts restricted under Tax Code section 403(b)(11) may only occur upon your death, attainment of age 59½, severance from employment, disability or financial hardship. Such distributions remain subject to other applicable restrictions under the Tax Code and the regulations.

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Lifetime Required Minimum Distributions (Sections 401(a), 401(k), Roth 401(k), 403(a), 403(b) and IRAs only).

To avoid certain tax penalties, you and any designated beneficiary must also meet the minimum distribution requirements imposed by the Tax Code. These rules may dictate the following:

Start date for distributions;
The time period in which all amounts in your account(s) must be distributed; and
Distribution amounts.

Start Date and Time Period. Generally, you must begin receiving distributions by April 1 of the calendar year following the calendar year in which you attain age 70½. We must pay out distributions from the contract over a period not extending beyond one of the following time periods:

Over your life or the joint lives of you and your designated beneficiary; or
Over a period not greater than your life expectancy or the joint life expectancies of you and your designated beneficiary.

Distribution Amounts. The amount of each required distribution must be calculated in accordance with Tax
Code Section 401(a)(9). The entire interest in the account includes the amount of any outstanding rollover, transfer, re-
characterization, if applicable, and the actuarial present value of other benefits provided under the account, such as guaranteed death benefits.

50% Excise Tax. If you fail to receive the minimum required distribution for any tax year, a 50% excise tax may be imposed on the required amount that was not distributed.

Lifetime Required Minimum Distributions are not applicable to Roth IRAs during your lifetime. Further information regarding required minimum distributions may be found in your contract.

Required Distributions Upon Death (Sections 401(a), 401(k), Roth 401(k), 403(a), 403(b), IRAs and Roth IRAs
Only). Different distribution requirements apply after your death, depending upon if you have been receiving required minimum distributions. Further information regarding required distributions upon death may be found in your contract.

If your death occurs on or after you begin receiving minimum distributions under the contract, distributions generally must be made at least as rapidly as under the method in effect at the time of your death. Tax Code Section 401(a)(9) provides specific rules for calculating the required minimum distributions after your death.

If your death occurs before you begin receiving minimum distributions under the contract, your entire balance must be distributed by December 31 of the calendar year containing the fifth anniversary of the date of your death. For example, if you die on September 1, 2012, your entire balance must be distributed to the designated beneficiary by December 31, 2017.
However, if distributions begin by December 31 of the calendar year following the calendar year of your death, and you have named a designated beneficiary, then payments may be made over either of the following time frames:

Over the life of the designated beneficiary; or
Over a period not extending beyond the life expectancy of the designated beneficiary.

Start Dates for Spousal Beneficiaries. If the designated beneficiary is your spouse, distributions must begin on or before the later of the following:

December 31 of the calendar year following the calendar year of your death; or
December 31 of the calendar year in which you would have attained age 70½.

No designated beneficiary. If there is no designated beneficiary, the entire interest generally must be distributed by the end of the calendar containing the fifth anniversary of the contract owner’s death.

Special Rule for IRA Spousal Beneficiaries (IRAs and Roth IRAs Only). In lieu of taking a distribution under these rules, if the sole designated beneficiary is the contract owner’s surviving spouse, the spousal beneficiary may elect to treat the contract as his or her own IRA and defer taking a distribution until his or her own start date. The surviving spouse is deemed to have made such an election if the surviving spouse makes a rollover to or from the contract or fails to take a distribution within the required time period.

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Withholding
Any taxable distributions under the contract are generally subject to withholding. Federal income tax liability rates vary according to the type of distribution and the recipient’s tax status.

401(a), 401(k), Roth 401(k), 403(a) and 403(b). Generally, distributions from these plans are subject to mandatory
20% federal income tax withholding. However, mandatory withholding will not be required if you elect a direct rollover of the distributions to an eligible retirement plan or in the case of certain distributions described in the Tax Code.

IRAs and Roth IRAs. Generally, you or, if applicable, a designated beneficiary may elect not to have tax withheld from distributions.

Non-resident Aliens. If you or your designated beneficiary is a non-resident alien, then any withholding is governed by Tax Code section 1441 based on the individual’s citizenship, the country of domicile and treaty status, and we may require additional documentation prior to processing any requested distribution.

Assignment and Other Transfers

IRAS and Roth IRAs. The Tax Code does not allow a transfer or assignment of your rights under these contracts except in limited circumstances. Adverse tax consequences may result if you assign or transfer your interest in the contract to persons other than your spouse incident to a divorce. Anyone contemplating such an assignment or transfer should contact a qualified tax adviser regarding the potential tax effects of such a transaction.

Section 403(b) Plans. Adverse tax consequences to the plan and/or to you may result if your beneficial interest in the contract is assigned or transferred to persons other than:

A plan participant as a means to provide benefit payments;
An alternate payee under a qualified domestic relations order in accordance with Tax Code section 414(p); or
The Company as collateral for a loan.

Possible Changes in Taxation
Although the likelihood of legislative change and tax reform is uncertain, there is always the possibility that the tax treatment of the Contracts could change by legislation or other means. It is also possible that any change could be retroactive (that is, effective before the date of the change). You should consult a tax adviser with respect to legislative developments and their effect on the Contract.

Same-Sex Marriages
Pursuant to Section 3 of the federal Defense of Marriage Act (“DOMA”), same-sex marriages currently are not recognized for purposes of federal law. Therefore, the favorable income-deferral options afforded by federal tax law to an opposite-sex spouse under Code sections 72(s) and 401(a)(9) are currently NOT available to a same-sex spouse. Same-sex spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a qualified tax adviser. In certain states, to the extent that an annuity contract or certificate offers to spouses other rights or benefits that are not affected by DOMA, same-sex spouses remain entitled to such rights or benefits to the same extent as any Contract Owner’s spouse.

Taxation of Company We are taxed as a life insurance company under the Tax Code.

SD Multi-Rate Index

33

APPENDIX A

Term Indexed Account Examples

Example #1: End of Term S&P 500 Index Values – Issue Day = 1 to 28
The End of Term S&P 500 Index Value is calculated as an average of the 12 monthly S&P 500 index values in the final year of the term. The dates of the monthly values are the monthiversary dates in the final Contract year. For Contracts issued on the 1st through 28th day of the month, the monthly values are based on the day of the month corresponding to the issue day in the final Contract year. If the monthiversary date falls on a weekend or holiday, the index value from the next business day is used.

Assume a Contract is issued 1/1/1994 for a 7-year term. The index values for the final Contract year will correspond to the following dates:

Monthiversary	Day of Week	Date of Index Rate
Date
2/1/2000	Tuesday	2/1/2000
3/1/2000	Wednesday	3/1/2000
4/1/2000	Saturday	4/3/2000
5/1/2000	Monday	5/1/2000
6/1/2000	Thursday	6/1/2000
7/1/2000	Saturday	7/3/2000
8/1/2000	Tuesday	8/1/2000
9/1/2000	Friday	9/1/2000
10/1/2000	Sunday	10/2/2000
11/1/2000	Wednesday	11/1/2000
12/1/2000	Friday	12/1/2000
1/1/2001	Monday (Holiday)	1/2/2001

SD Multi-Rate Index

A-1

Example #2: End of Term S&P 500 Index Values – Issue Day = 29 to 31
The End of Term S&P 500 Index Value is calculated as an average of the 12 monthly S&P 500 index values in the final year of the term. The dates of the monthly values are the monthiversary dates in the final Contract year. For Contracts issued on the 29th through 31st day of the month, the monthly values in the final Contract year are based on the day of the month corresponding to the issue day. For months that are shorter than the issue month, the monthiversary date is the last day of such month. If the monthiversary date falls on a weekend or holiday, the index value from the next business day is used.

Assume a Contract is issued 1/31/1994 for a 7-year term. The index values for the final Contract year will correspond to the following dates:

Monthiversary	Day of Week	Date of Index Rate
Date
2/29/2000	Tuesday	2/29/2000
3/31/2000	Friday	3/31/2000
4/30/2000	Sunday	5/1/2000
5/31/2000	Wednesday	5/31/2000
6/30/2000	Friday	6/30/2000
7/31/2000	Monday	7/31/2000
8/31/2000	Thursday	8/31/2000
9/30/2000	Saturday	10/2/2000
10/31/2000	Tuesday	10/31/2000
11/30/2000	Thursday	11/30/2000
12/31/2000	Sunday	1/2/2000
1/31/2001	Wednesday	1/31/2001

Example #3: Fund Account Value¾ Example of Positive S&P 500 Growth
Assume $100,000 single premium investment in Fund #2 with an index period of 7 years, an issue date of 01/01/1994, and a participation rate of 75%.

Fund Account Value during the Index Term
The Term Indexed Fund Account Value during the term equals the beginning of term account value less gross withdrawals. In this example, from 01/01/1994 through 12/31/2000 the Fund Account Value is equal to $100,000.

SD Multi-Rate Index

A-2

Calculate the Fund Account Value at the end of the Index Term The following table contains the closing S&P 500 Index Values applicable to this Contract:

Monthiversary Date	S&P 500 Index	Monthiversary	S&P 500 Index	Monthiversary	S&P 500
		Date		Date	Index
1/1/1994	465.44
2/1/2000	1409.28	3/1/2000	1379.19	4/1/2000	1505.97
5/1/2000	1468.25	6/1/2000	1448.81	7/1/2000	1469.54
8/1/2000	1438.10	9/1/2000	1520.77	10/1/2000	1436.23
11/1/2000	1421.22	12/1/2000	1315.23	1/1/2001	1283.27

1.	Beginning of Term S&P 500 index value = 465.44
2.	End of Term S&P 500 index value = Average of 12 monthly S&P 500 index values in the final year of the term =
(1409.28 + 1379.19 + 1505.97 + 1468.25 + 1448.81 + 1469.54 + 1438.10 +1520.77 + 1436.23 + 1421.22 + 1315.23 +
1283.27) / 12 = 17095.86 / 12 = 1424.66
3.	Index Growth = (End of Term S&P 500 Index Value – Beginning of Term S&P 500 Index Value) / Beginning of
Term S&P 500 Index Value = (1424.66 – 465.44) / 465.44 = 2.0609
4.	Index Return = 1 + Maximum [(Index Growth * Participation Rate), 0] = 1 + (2.0609 * 75%) = 1 + 1.5457 = 2.5457
5.	Fund Account Value = (Beginning of Term Fund Value – Gross Withdrawals) * Index Return = ($100,000 - $0) *
(2.5457) = $254,570.

Example #4: Fund Account Value¾ Example of Negative S&P 500 Growth
Assume $100,000 single premium investment in the Term Indexed Account with an index period of 7 years, an issue date of 01/01/1973, and a participation rate of 75%.

Fund Account Value during the Index Term
The Fund Account Value during the term equals the beginning of term account value less gross withdrawals. In this example, from 01/01/1973 through 12/31/1979 the Fund Account Value is equal to $100,000.

Calculate the Fund Account Value at the end of the Index Term
The following table contains the closing S&P 500 Index Values applicable to this Contract:

Monthiversary	S&P 500 Index	Monthiversary	S&P 500 Index	Monthiversary	S&P 500 Index
Date		Date		Date
1/1/1973	119.10
2/1/1979	99.96	3/1/1979	96.90	4/1/1979	100.90
5/1/1979	101.68	6/1/1979	99.17	7/1/1979	101.99
8/1/1979	104.17	9/1/1979	107.44	10/1/1979	108.56
11/1/1979	102.57	12/1/1979	105.83	1/1/1980	105.76

1.	Beginning of Term S&P 500 index value = 119.10

2.	End of Term S&P 500 index value = Average of 12 monthly S&P 500 index values in the final year of the term =
(99.96 + 96.90 + 100.90 + 101.68 + 99.17 + 101.99 + 104.17 +107.44 + 108.56 + 102.57 + 105.83 + 105.76) / 12 =
1234.93 / 12 = 102.91

3.	Index Growth = (End of Term S&P 500 Index Value – Beginning of Term S&P 500 Index Value) / Beginning of
Term S&P 500 Index Value = (102.91 – 119.15) / 119.10 = -0.1359

4.	Index Return = 1 + Maximum [(Index Growth * Participation Rate), 0] = 1 + Maximum [(-0.1359 * 75%), 0} = 1 + 0
= 1

5.	Fund Account Value = (Beginning of Term Fund Value – Gross Withdrawals) * Index Return = ($100,000 - $0) * 1 =
$100,000.

SD Multi-Rate Index

A-3

Example #5: Fund Account Value¾ Example of Multiple Premiums
Assume $50,000 of premium investment in the Term Indexed Fund with an index period of 7 years, an issue date of
01/01/1994, and a participation rate of 75%. The premiums are received in two payments: $30,000 is received on the issue date, 1/1/1994; the final premium of $20,000 is received on 2/15/1994.

Fund Account Value during the Index Term
The Fund Account Value during the term equals the beginning of term account value less gross withdrawals. In this example, from 01/01/1994 through 02/15/1994 the Term Index Fund Account Value is equal to $30,000. When the second premium is paid on 02/15/1994, the Term Index Fund Account Value increases to $50,000 ($30,000 + $20,000). The term index fund value remains at $50,000 (assuming no withdrawals) until the end of the Index Term, 12/31/2000.

Calculate the Fund Account Value at the end of the Index Term
In the initial index term, each premium payment will have its own BOP Index value corresponding to the date the premium payment was received, and a common EOP Index value based on the initial premium. In renewal Index Terms, the BOP and
EOP Index values will be the same for all contract value allocated to the Term Index Fund.

The following tables contain the closing S&P 500 Index Values applicable to this Contract:

		Beginning of Period Index Values
		Date	S&P 500 Index
	1/1/1994		465.44
	2/15/1994		472.52

		End of Period Monthiversary Index Values
Date	S&P 500 Index	Date	S&P 500 Index	Date	S&P 500 Index
2/1/2000	1409.28	3/1/2000	1379.19	4/1/2000	1505.97
5/1/2000	1468.25	6/1/2000	1448.81	7/1/2000	1469.54
8/1/2000	1438.10	9/1/2000	1520.77	10/1/2000	1436.23
11/1/2000	1421.22	12/1/2000	1315.23	1/1/2001	1283.27

Premium #1

1.	Beginning of Term S&P 500 index value = 465.44
2.	End of Term S&P 500 index value = Average of 12 monthly S&P 500 index values in the final year of the term =
(1409.28 + 1379.19 + 1505.97 + 1468.25 + 1448.81 + 1469.54 + 1438.10 +1520.77 + 1436.23 + 1421.22 + 1315.23 +
1283.27) / 12 = 17095.86 / 12 = 1424.66
3.	Index Growth = (End of Term S&P 500 Index Value – Beginning of Term S&P 500 Index Value) / Beginning of
Term S&P 500 Index Value = (1424.66 – 465.44) / 465.44 = 2.0609
4.	Index Return = 1 + Maximum [(Index Growth * Participation Rate), 0] = 1 + (2.0150 * 75%) = 1 + 1.5113 = 2.5457
5.	Fund Account Value = (Beginning of Term Fund Value – Gross Withdrawals) * Index Return = ($30,000 - $0) *
(2.5457) = $76,371.

Premium #2

1.	Beginning of Term S&P 500 index value for premium #2 = 472.52
2.	End of Term S&P 500 index value = Average of 12 monthly S&P 500 index values in the final year of the term =
(1409.28 + 1379.19 + 1505.97 + 1468.25 + 1448.81 + 1469.54 + 1438.10 +1520.77 + 1436.23 + 1421.22 + 1315.23 +
1283.27) / 12 = 17095.86 / 12 = 1424.66
3.	Index Growth for Premium #2 = (End of Term S&P 500 Index Value – Beginning of Term S&P 500 Index Value) /
Beginning of Term S&P 500 Index Value = (1424.66 – 472.52) / 472.52 = 2.0150
4.	Index Return = 1 + Maximum [(Index Growth * Participation Rate), 0] = 1 + (2.0569 * 75%) = 1 + 1.5427 = 2.5113
5.	Fund Account Value = (Beginning of Term Fund Value – Gross Withdrawals) * Index Return = ($20,000 - $0) *
(2.5113) = $50,226.

SD Multi-Rate Index

A-4

Total End of Term Fund Account Value

1. End of Term Fund Account Value = Premium #1 End of Term Fund Account Value + Premium #2 End of Term Fund Account Value = $76,371 + $50,226 = $126,597.

SD Multi-Rate Index

A-5

APPENDIX B

Annual Indexed Account Examples

Example #1: Fund Account Value¾ Example of S&P 500 Growth
Assume $100,000 single premium investment in the Annual Indexed Account with an index term of 7 years, and an issue date of 01/01/1999. On 01/01/1999, the participation rate is 75%, and the cap is 15%. On renewal on 01/01/2000, the participation rate is 80% and the cap is 10%.

Fund Account Value during the First Contract Year
The Annual Indexed Fund Account Value prior to the end of each Contract year equals the beginning of Contract year account value less gross withdrawals. In this example, from 01/01/1999 through 12/31/1999 the Fund Account Value is equal to $100,000.

Calculate the Fund Account Value at the end of the First Contract Year
The following table contains the closing S&P 500 Index Values applicable to the first Contract year:

Monthiversary		Monthiversary		Monthiversary
Date	S&P 500 Index	Date	S&P 500 Index	Date	S&P 500 Index
1/1/1999	1228.10
2/1/1999	1273.00	3/1/1999	1236.16	4/1/1999	1293.72
5/1/1999	1354.63	6/1/1999	1294.26	7/1/1999	1380.96
8/1/1999	1328.05	9/1/1999	1331.07	10/1/1999	1282.81
11/1/1999	1354.12	12/1/1999	1397.72	1/1/2000	1455.22

1.	Beginning of Contract Year S&P 500 index value = 1228.10
2.	End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year =
(1273.00 + 1236.16 + 1293.72 + 1354.63 + 1294.26 + 1380.96 + 1328.05 + 1331.07 + 1282.81 + 1354.12 +
1397.72 + 1455.22) / 12 = 15981.72 / 12 = 1331.81
3.	Index Growth = Maximum [(End of Contract Year S&P 500 Index Value – Beginning of Contract Year S&P 500
Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = (1331.81 – 1228.10) / 1228.10 = 0.0844
4.	Index Return = 1 + Minimum [(Index Growth * Participation Rate), Cap] = 1 + Minimum [(0.0844 * 75%), 0.15]
= 1 + 0.0633 = 1.0633
5.	Fund Account Value = (Beginning of Contract Year Fund Value – Gross Withdrawals) * Index Return =
($100,000 - $0) * (1.0633) = $106,330.

Fund Account Value during the Second Contract Year
The Annual Indexed Fund Account Value prior to the end of each Contract year equals the beginning of Contract year account value less gross withdrawals. In this example, from 01/01/2000 through 12/31/2000 the Fund Account Value is equal to $106,330.

SD Multi-Rate Index

B-1

Calculate the Fund Account Value at the end of the Second Contract Year The following table contains the closing S&P 500 Index Values applicable to the second Contract year:

Monthiversary		Monthiversary		Monthiversary
Date	S&P 500 Index	Date	S&P 500 Index	Date	S&P 500 Index
1/1/2000	1455.22
2/1/2000	1409.28	3/1/2000	1379.19	4/1/2000	1505.97
5/1/2000	1468.25	6/1/2000	1448.81	7/1/2000	1469.54
8/1/2000	1438.10	9/1/2000	1520.77	10/1/2000	1436.23
11/1/2000	1421.22	12/1/2000	1315.23	1/1/2001	1283.27

1.	Beginning of Contract Year S&P 500 index value = 1455.22
2.	End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year =
(1409.28 + 1379.19 + 1505.97 + 1468.25 + 1448.81 + 1469.54 + 1438.10 +1520.77 + 1436.23 + 1421.22 +
1315.23 + 1283.27) / 12 = 17095.86 / 12 = 1424.66
3.	Index Growth = Maximum [(End of Contract Year S&P 500 Index Value – Beginning of Contract Year S&P 500
Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = Maximum [(1424.66 – 1455.22) / 1455.22,
0] = Maximum [-0.0210, 0] = 0
4.	Index Return = 1 + Minimum [(Index Growth * Participation Rate), Cap] = 1 + Minimum [(0 * 80%), 0.10] = 1 +
0 = 1
5.	Fund Account Value at end of Second Contract Year = (Beginning of Contract Year Fund Value – Gross
Withdrawals) * Index Return = ($106,330 - $0) * (1.0) = $106,330.

Example #2: Fund Account Value¾ Example of S&P 500 Growth that Exceeds Cap
Assume $100,000 single premium investment in the Annual Indexed Account with an index term of 7 years, and an issue date of 01/01/1997. On 01/01/1997, the participation rate is 80%, and the cap is 15%. On renewal on 01/01/1998, the participation rate is 75% and the cap is 12%.

Fund Account Value during the First Contract Year
The Annual Indexed Fund Account Value prior to the end of each Contract year equals the beginning of Contract year account value less gross withdrawals. In this example, from 01/01/1997 through 12/31/1997 the Fund Account Value is equal to $100,000.

Calculate the Fund Account Value at the end of the First Contract Year
The following table contains the closing S&P 500 Index Values applicable to the first Contract year:

Monthiversary		Monthiversary		Monthiversary
Date	S&P 500 Index	Date	S&P 500 Index	Date	S&P 500 Index
1/1/1997	737.01
2/1/1997	786.73	3/1/1997	795.31	4/1/1997	759.64
5/1/1997	798.53	6/1/1997	846.36	7/1/1997	891.03
8/1/1997	947.14	9/1/1997	927.58	10/1/1997	955.41
11/1/1997	938.99	12/1/1997	974.77	1/1/1998	975.04

1.	Beginning of Contract Year S&P 500 index value = 737.01
2.	End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year =
(786.73 + 795.31 + 759.64 + 798.53 + 846.36 + 891.03 + 947.14 + 927.58 + 955.41 + 938.99 + 974.77 + 975.04) /
12 = 10596.53 / 12 = 883.04
3.	Index Growth = Maximum [(End of Contract Year S&P 500 Index Value – Beginning of Contract Year S&P 500
Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = (883.04 – 737.01) / 737.01 = 0.1981
4.	Index Return = 1 + Minimum [(Index Growth * Participation Rate), Cap] = 1 + Minimum [(0.1981* 80%), 0.15] =
1 + Minimum [0.1585, 0.15] = 1.15
5.	Fund Account Value = (Beginning of Contract Year Fund Value – Gross Withdrawals) * Index Return =
($100,000 - $0) * (1.15) = $115,000.

SD Multi-Rate Index

B-2

Fund Account Value during the Second Contract Year
The Annual Indexed Fund Account Value prior to the end of each Contract year equals the beginning of Contract year account value less gross withdrawals. In this example, from 01/01/1998 through 12/31/1998 the Fund Account Value is equal to $115,000.

Calculate the Fund Account Value at the end of the Second Contract Year
The following table contains the closing S&P 500 Index Values applicable to the second Contract year:

Monthiversary		Monthiversary		Monthiversary
Date	S&P 500 Index	Date	S&P 500 Index	Date	S&P 500 Index
1/1/1998	975.04
2/1/1998	1001.27	3/1/1998	1047.70	4/1/1998	1108.15
5/1/1998	1121.00	6/1/1998	1090.98	7/1/1998	1148.56
8/1/1998	1112.44	9/1/1998	994.26	10/1/1998	986.39
11/1/1998	1111.60	12/1/1998	1175.28	1/1/1999	1228.10

1.	Beginning of Contract Year S&P 500 index value = 975.04
2.	End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year =
(1001.27 + 1047.70 + 1108.15 + 1121.00 + 1090.98 + 1148.56 + 1112.44 + 994.26 + 986.39 + 1111.60 + 1175.28
+ 1228.10) / 12 = 13125.73 / 12 = 1093.81
3.	Index Growth = Maximum [(End of Contract Year S&P 500 Index Value – Beginning of Contract Year S&P 500
Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = Maximum [(1093.81 – 975.04) / 975.04, 0]
= Maximum [0.1218, 0] = 0.1218
4.	Index Return = 1 + Minimum [(Index Growth * Participation Rate), Cap] = 1 + Minimum [(0.1218 * 75%), 0.12]
= 1 + Minimum [0.0914, 0.12] = 1.0914
5.	Fund Account Value at end of Second Contract Year = (Beginning of Contract Year Fund Value – Gross
Withdrawals) * Index Return = ($115,000 - $0) * (1.0914) = $125,511.

Example #3: Fund Account Value¾ Example of Multiple Premiums
Assume $50,000 of premium investment in the Annual Indexed Account with an index period of 7 years, and an issue date of 01/01/1999. On 01/01/1999, the participation rate is 75%, and the cap is 15%. On renewal on 01/01/2000, the participation rate is 80% and the cap is 10%. The premiums are received in two payments: $30,000 is received on the issue date, 1/1/1999;
the final premium of $20,000 is received on 2/15/1999.

Fund Account Value during the First Contract Year
The Annual Indexed Fund Account Value during the first Contract year equals the beginning of term account value less gross withdrawals. In this example, from 01/01/1999 through 02/15/1999 the Annual Indexed Fund Account Value is equal to
$30,000. When the second premium is paid on 02/15/1999, the Annual Indexed Fund Account Value increases to $50,000
($30,000 + $20,000). The annual indexed fund value remains at $50,000 (assuming no withdrawals) until the end of the first
Contract year, 12/31/1999.

Calculate the Fund Account Value at the end of the First Contract Year
In the first Contract year, each premium payment will have its own BOP Index value corresponding to the date the premium payment was received, and a common EOP Index value based on the date of the initial premium. In subsequent
Contract years, the BOP and EOP Index values will be the same for all contract value allocated to the Annual Indexed Fund.

The following tables contain the closing S&P 500 Index Values applicable to this Contract:

Beginning of Period Index Values

Date	S&P 500 Index
1/1/1999	1228.10
2/15/1999	1241.87

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B-3

		End of Period Monthiversary Index Values
	S&P 500		S&P 500		S&P 500
Date	Index	Date	Index	Date	Index
2/1/1999	1273.00	3/1/1999	1236.16	4/1/1999	1293.72
5/1/1999	1354.63	6/1/1999	1294.26	7/1/1999	1380.96
8/1/1999	1328.05	9/1/1999	1331.07	10/1/1999	1282.81
11/1/1999	1354.12	12/1/1999	1397.72	1/1/2000	1455.22

Premium #1

1.	Beginning of Contract Year S&P 500 index value = 1228.10
2.	End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year =
(1273.00 + 1236.16 + 1293.72 + 1354.63 + 1294.26 + 1380.96 + 1328.05 + 1331.07 + 1282.81 + 1354.12 +
1397.72 + 1455.22) / 12 = 15981.72 / 12 = 1331.81
3.	Index Growth = Maximum [(End of Contract Year S&P 500 Index Value – Beginning of Contract Year S&P 500
Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = (1331.81 – 1228.10) / 1228.10 = 0.0844
4.	Index Return = 1 + Minimum [(Index Growth * Participation Rate), Cap] = 1 + Minimum [(0.0844 * 75%), 0.15]
= 1 + 0.0633 = 1.0633
5.	Fund Account Value = (Beginning of Contract Year Fund Value – Gross Withdrawals) * Index Return = ($30,000
- $0) * (1.0633) = $31,899.

Premium #2

1.	Beginning of Contract Year S&P 500 index value = 1241.87
2.	End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year =
(1273.00 + 1236.16 + 1293.72 + 1354.63 + 1294.26 + 1380.96 + 1328.05 + 1331.07 + 1282.81 + 1354.12 +
1397.72 + 1455.22) / 12 = 15981.72 / 12 = 1331.81
3.	Index Growth = Maximum [(End of Contract Year S&P 500 Index Value – Beginning of Contract Year S&P 500
Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = (1331.81 – 1241.87) / 1241.87 = 0.0724
4.	Index Return = 1 + Minimum [(Index Growth * Participation Rate), Cap] = 1 + Minimum [(0.0724 * 75%), 0.15]
= 1 + 0.0543 = 1.0543
5.	Fund Account Value = (Beginning of Contract Year Fund Value – Gross Withdrawals) * Index Return = ($20,000
- $0) * (1.0543) = $21,086.

Total End of First Contract Year Fund Account Value
End of Contract Year Annual Indexed Fund Account Value = Premium #1 End of Contract Year Annual Indexed Fund
Account Value + Premium #2 End of Contract Year Annual Indexed Fund Account Value = $31,899 + $21,086 = $52,985.

Fund Account Value during the Second Contract Year
The Fund Account Value prior to the end of each Contract year equals the beginning of Contract year account value less gross withdrawals. In this example, from 01/01/2000 through 12/31/2000 the Fund Account Value is equal to $52,985.

SD Multi-Rate Index

B-4

Calculate the Fund Account Value at the end of the Second Contract Year The following table contains the closing S&P 500 Index Values applicable to the second Contract year:

Monthiversary		Monthiversary		Monthiversary
Date	S&P 500 Index	Date	S&P 500 Index	Date	S&P 500 Index
1/1/2000	1455.22
2/1/2000	1409.28	3/1/2000	1379.19	4/1/2000	1505.97
5/1/2000	1468.25	6/1/2000	1448.81	7/1/2000	1469.54
8/1/2000	1438.10	9/1/2000	1520.77	10/1/2000	1436.23
11/1/2000	1421.22	12/1/2000	1315.23	1/1/2001	1283.27

1.	Beginning of Contract Year S&P 500 index value = 1455.22
2.	End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year =
(1409.28 + 1379.19 + 1505.97 + 1468.25 + 1448.81 + 1469.54 + 1438.10 +1520.77 + 1436.23 + 1421.22 +
1315.23 + 1283.27) / 12 = 17095.86 / 12 = 1424.66
3.	Index Growth = Maximum [(End of Contract Year S&P 500 Index Value – Beginning of Contract Year S&P 500
Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = Maximum [(1424.66 – 1455.22) / 1455.22,
0] = Maximum [-0.0210, 0] = 0
4.	Index Return = 1 + Minimum [(Index Growth * Participation Rate), Cap] = 1 + Minimum [(0 * 80%), 0.10] = 1 +
0 = 1
5.	Fund Account Value at end of Second Contract Year = (Beginning of Contract Year Fund Value – Gross
Withdrawals) * Index Return = ($52,985 - $0) * (1.0) = $52,985.

SD Multi-Rate Index

B-5

APPENDIX C

Market Value Adjustment Examples

Example #1: Full Surrender¾ Example of a Negative Market Value Adjustment
Assume $100,000 single premium with a term of 10 years, an initial ask yield for 10 year U.S. Treasury Strips (“I”) of 7%;
that a full surrender is requested 3 years into the term; that the Account Value on the date of surrender is $115,000 that the then ask yield for remaining 7 year period U.S. Treasury Strips (“J”) is 8%.

Calculate the Market Value Adjustment
1. N = 2,555 ( 365 x 7 )
2. Market Value Adjustment = $115,000 x	[(	1.07	)2,555/365	-1	] =-$10,678
1.0850

Therefore, the amount paid to you on full surrender ignoring any surrender charge is $104,322 ($115,000 - $10,678).

Example #2: Full Surrender¾ Example of a Positive Market Value Adjustment
Assume $100,000 single premium with a term of 10 years, an initial ask yield for 10 year U.S. Treasury Strips (“I”) of 7%;
that a full surrender is requested 3 years into the term; that the Account Value on the date of surrender is $115,000 that the then ask yield for remaining 7 year period U.S. Treasury Strips (“J”) is 6%.

Calculate the Market Value Adjustment
1. N = 2,555 ( 365 x 7 )
2. Market Value Adjustment = $115,000 x	[(	1.07	)2,555/365	-1	] =$3,833
1.0650

Therefore, the amount paid to you on full surrender ignoring any surrender charge is $118,833 ($115,000 + $3,833).

Example #3: Withdrawal¾ Example of a Negative Market Value Adjustment
Assume $200,000 was allocated to an account with a selected term of 10 years, an initial ask yield for 10 year U.S.
Treasury Strips (“I”) of 7%; that a withdrawal of $128,000 requested 3 years into the guaranteed interest period; that the Account
Value on the date of surrender is $250,000; that the then ask yield for remaining 7 year period U.S. Treasury Strips (“J’) is
8%; and that no prior transfers or withdrawals affecting this account have been made.

First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

1.	N = 2,555 ( 365 x 7 )
	2. Amount that must be withdrawn =	[	$128,000 /	1.07	2,555/365	] =$141,102
				(1.0850)

Then calculate the Market Value Adjustment on that amount.

3.	Market Value Adjustment = $141,102 x	[(	1.07	)2,555/365	-1	] =-$13,102
1.0850

Therefore, the amount of the withdrawal paid to you ignoring any surrender charge is $128,000, as requested. The account value will be reduced by the amount of the withdrawal, $128,000, and by the Market Value Adjustment of -$13,102, for a total reduction in the account value of $141,102.

SD Multi-Rate Index

C-1

Example #4: Withdrawal¾ Example of a Positive Market Value Adjustment
Assume $200,000 was allocated to an account with a selected term of 10 years, and the initial ask yield for 10 year U.S.
Treasury Strips (“I”) of 7%. Also assume that a withdrawal of $128,000 is requested 3 years into the guaranteed interest period; that the Account Value on the date of surrender is $250,000; that the then ask yield for remaining 7 year period U.S.
Treasury Strips (“J’) is 6%; and that no prior transfers or withdrawals affecting this account have been made.

First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

1.	N = 2,555 ( 365 x 7 )			1.07
	2. Amount that must be withdrawn =	[	$128,000 /	( 1.0650	)2,555/365	]=$123,871

Then calculate the Market Value Adjustment on that amount.

3. Market Value Adjustment = $123,871 x	[(	1.07	)2,555/365	-1	] =$4,129
1.0650

Therefore, the amount of the withdrawal paid to you ignoring any surrender charge is $128,000, as requested. The account value will be reduced by the amount of the withdrawal, $128,000, but increased by the Market Value Adjustment of $4,129, for a total reduction in the account value of $123,871.

SD Multi-Rate Index

C-2

APPENDIX D

Surrender Charge for Excess Withdrawals Examples

Example #1: Surrender Charges¾ Partial Withdrawal in Excess of Free Withdrawal Amount
The following assumes you made an initial single premium payment of $100,000. It also assumes a withdrawal at the beginning of the fifth contract year of 25% of the contract value. Assume the contract value at the time of the withdrawal is
$130,000.00.

In this example, $13,000.00 (10% of the contract value at withdrawal) is the maximum amount that you may withdraw without a surrender charge. The total amount requested is $32,500.00 ($130,000.00 x .25). Therefore, $19,500.00 ($32,500.00 –
$13,000.00) is considered an excess withdrawal and would be subject to a surrender charge of $812.50 ($19,500 x (1/(1-0.04) –
1)) which would be deducted from the remaining contract value. After the withdrawal, the contract value would be
$96,687.50.

This example does not take into account any Market Value Adjustment or deduction of any premium taxes.

Example #2: Surrender Charges¾ Withdrawal of Free Withdrawal Amount Followed by Full Surrender 6 Months
Later
The following assumes you made an initial single premium payment of $100,000 and that the contract value at the beginning of the fifth contract year was $130,000.00. It also assumes a free withdrawal at the beginning of the fifth contract year of
$13,000.00 (10% of the contract value), followed by a full surrender six months later.

The maximum free withdrawal amount that you may withdraw without a surrender charge is $13,000.00 (10% of the contract value). After the free withdrawal at the beginning of the fifth contract year, the contract value is $117,000.00 ($130,000.00 -
$13,000.00).

Assume that 6 months later, the contract is surrendered. Assume also that the contract value has grown to $118,000.00. On full surrender, surrender charges are applied to all amounts withdrawn in that contract year. The cash surrender value is calculated as follows:

1.	The amount previously withdrawn without a charge in that contract year is added back to the contract value to determine the surrender charge.
2.	The surrender charge is $5,240 [.04 x {$118,000 + $13,000}].
3.	The cash surrender value equals the contract value minus the surrender charge or
$112,760 ($118,000 - $5,240).

This example does not take into account any Market Value Adjustment or deduction of any premium taxes.

SD Multi-Rate Index

D-1

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Not Applicable

Item 15. Indemnification of Directors and Officers

ING USA Annuity and Life Insurance Company (ING USA) shall indemnify (including therein the prepayment of expenses) any person who is or was a director, officer or employee, or who is or was serving at the request of ING
USA as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise for expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him with respect to any threatened, pending or completed action, suit or proceedings against him by reason of the fact that he is or was such a director, officer or employee to the extent and in the manner permitted by law.

ING USA may also, to the extent permitted by law, indemnify any other person who is or was serving ING USA in any capacity. The Board of Directors shall have the power and authority to determine who may be indemnified under this paragraph and to what extent (not to exceed the extent provided in the above paragraph) any such person may be indemnified.

A corporation may procure indemnification insurance on behalf of an individual who is or was a director of the corporation. Consistent with the laws of the State of Iowa, ING America Insurance Holdings, Inc. maintains
Professional Liability and fidelity bond insurance policies issued by an international insurer. The policies cover ING
America Insurance Holdings, Inc. and any company in which ING America Insurance Holdings, Inc. has a controlling financial interest of 50% or more. These policies include either or both the principal underwriter, the depositor and any/all assets under the care, custody and control of ING American Insurance Holdings, Inc. and/or its subsidiaries. The policies provide for the following types of coverage: errors and omissions/professional liability, employment practices liability and fidelity/crime (a/k/a “Financial Institutional Bond”).

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant, as provided above or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification by the Depositor is against public policy, as expressed in the Securities Act of 1933, and therefore may be unenforceable. In the event that a claim of such indemnification
(except insofar as it provides for the payment by the Depositor of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted against the Depositor by such director, officer or controlling person and the SEC is still of the same opinion, the Depositor or Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Depositor is against public policy as expressed by the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 16. Exhibits

Exhibits

1(i)	Intercompany Agreement dated December 22, 2010 (effective January 1, 2010) between
Directed Services LLC and ING USA Annuity and Life Insurance Company, incorporated herein by reference to Post Effective Amendment No. 55 to a Registration Statement on Form N4 for
ING USA Annuity and Life Insurance Company Separate Account B filed with the Securities and Exchange Commission on April 6, 2011 (File Nos. 333-28679, 811-05626).

1(ii)	Intercompany Agreement dated December 22, 2010 (effective January 1, 2010) between ING
Investment Management Co. LLC and ING USA Annuity and Life Insurance Company,
incorporated herein by reference to Post Effective Amendment No. 55 to a Registration
Statement on Form N-4 for ING USA Annuity and Life Insurance Company Separate Account B
filed with the Securities and Exchange Commission on April 6, 2011 (File Nos. 333-28679, 811-
05626).

4(i)	Single Premium Deferred Modified Guaranteed Annuity Contract, incorporated herein by reference to Pre-Effective Amendment No. 1 to a Registration Statement on Form S-1 for Golden
American Life Insurance Company filed with the Securities and Exchange Commission on
February 8, 2002 (File No. 333-67660).

4(ii)	Single Premium Deferred Modified Guaranteed Annuity Master Contract, incorporated herein by reference to Pre-Effective Amendment No. 1 to a Registration Statement on Form S-1 for Golden
American Life Insurance Company filed with the Securities and Exchange Commission on
February 8, 2002 (File No. 333-67660).

4(iii)	Single Premium Deferred Modified Guaranteed Annuity Certificate, incorporated herein by reference to Pre-Effective Amendment No. 1 to a Registration Statement on Form S-1 for Golden
American Life Insurance Company filed with the Securities and Exchange Commission on
February 8, 2002 (File No. 333-67660).

4(iv)	Single Premium Deferred Modified Guaranteed Annuity Application/Enrollment Form,
incorporated herein by reference to Pre-Effective Amendment No. 1 to a Registration Statement
on Form S-1 for Golden American Life Insurance Company filed with the Securities and
Exchange Commission on February 8, 2002 (File No. 333-67660).

4(v)	Individual Retirement Annuity Rider, incorporated herein by reference to Post-Effective
Amendment No. 34 to Registration Statement on Form N-4 for Golden American Life Insurance
Company Separate Account B filed on April 15, 2003 (File Nos. 033-23351, 811-05626).

4(vi)	Roth Individual Retirement Annuity Rider, incorporated herein by reference to Post-Effective
Amendment No. 34 to Registration Statement on Form N-4 for Golden American Life Insurance
Company Separate Account B filed on April 15, 2003 (File Nos. 033-23351, 811-05626).

4(vii)	Simple Retirement Account Rider, incorporated herein by reference to Post-Effective
Amendment No. 34 to Registration Statement on Form N-4 for Golden American Life Insurance
Company Separate Account B filed on April 15, 2003 (File Nos. 033-23351, 811-05626).

4(viii)	403(b) Rider, incorporated herein by reference to Post-Effective Amendment No. 34 to
Registration Statement on Form N-4 for Golden American Life Insurance Company Separate
Account B filed on April 15, 2003 (File Nos. 033-23351, 811-05626).

4(ix)	Company Address and Name Change Endorsement, incorporated herein by reference to Post-
Effective Amendment No. 25 to a Registration Statement on Form N-4 for ING USA Annuity
and Life Insurance Company Separate Account B filed with the Securities and Exchange
Commission on February 13, 2004 (File Nos. 333-28679, 811-05626).

5	Opinion of Counsel, attached.

23(i)	Consent of Independent Registered Public Accounting Firm, attached.

23(ii)	Consent of Legal Counsel, (included in Exhibit (5) above).

24	Powers of Attorney, attached.

Exhibits other than those listed above are omitted because they are not required or are not applicable.

Item 17. Undertakings

The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

(a)	Rule 415 offerings:

	(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-
effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(5)(ii)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relaying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

	(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant: and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)		Filings incorporating subsequent Exchange Act documents by reference: The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange
Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)		Request for Acceleration of Effective Date: Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the
Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, Commonwealth of Pennsylvania, on April 3, 2012.

By:	ING USA ANNUITY AND LIFE INSURANCE COMPANY
(Registrant)

By:
Michael S. Smith*
President and Director (principal executive officer)

By:	/s/ Nicholas Morinigo
Nicholas Morinigo as
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on April 3, 2012.

	Signatures	Titles

President and Director
	Michael S. Smith*	(principal executive officer)

Director and Chairman
Patrick G. Flynn*

Senior Vice President and Chief Accounting Officer
Steven T. Pierson*

Director, Executive Vice President and Chief Financial Officer
Ewout L. Steenbergen*

Director
Robert G. Leary*

Director
Donald W. Britton*

	Mary (Maliz) E. Beams*	Director

Director
Rodney O. Martin*

Director
Alain M. Karaoglan*

By:	/s/ Nicholas Morinigo
Nicholas Morinigo as
Attorney-in-Fact

*Executed by Nicholas Morinigo on behalf of those indicated pursuant to Powers of Attorney.

EXHIBIT INDEX

ITEM	EXHIBIT	PAGE #
16(5)	Opinion as to Legality	EX-5
16(23)(i)	Consent of Independent Registered Public Accounting Firm	EX-23.i
16(23)(ii)	Consent of Legal Counsel	*

16(24)	Powers of Attorney	EX-24
*Included in Exhibit 5 above